                                                                    EXHIBIT 10.1


                        DATED THE 13TH DAY OF JUNE 1996
             ====================================================


                      FLEXTRONICS INTERNATIONAL USA. INC.
                         FLEXTRONICS SINGAPORE PTE LTD
                                 as Borrowers



              THE FIRST NATIONAL BANK OF BOSTON, SINGAPORE BRANCH
                              as Tranche A Lender



           THE BANKS AND FINANCIAL INSTITUTIONS LISTED IN SCHEDULE 1
                             as Tranche B Lenders



              THE FIRST NATIONAL BANK OF BOSTON, SINGAPORE BRANCH
                               as Facility Agent


                                      and


              THE FIRST NATIONAL BANK OF BOSTON, SINGAPORE BRANCH
                               as Security Agent



             ====================================================
                           REVOLVING CREDIT FACILITY
                                   AGREEMENT
             ====================================================



                                 DREW & NAPIER
                            Advocates & Solicitors
                            20 Raffles Place #17-00
                                 Ocean Towers
                               Singapore 048620

                                  TABLE OF CONTENTS
                                  =================
CLAUSE       HEADING                                                      PAGE
- ------       -------                                                      ----

 1.          INTERPRETATION .................................................1
 2.          THE FACILITIES..................................................6
 3.          CONDITIONS PRECEDENT............................................7
 4.          DRAWDOWN........................................................7
 5.          REPAYMENT.......................................................8
 6.          PREPAYMENT......................................................9
 7.          CANCELLATION....................................................9
 8.          INTEREST........................................................9
 9.          FEES...........................................................10
10.          TAXES..........................................................10
11.          CHANGE IN CIRCUMSTANCES........................................12
12.          PAYMENTS.......................................................14
13.          REPRESENTATIONS AND WARRANTIES.................................16
14.          INFORMATION....................................................19
15.          UNDERTAKINGS...................................................20
16.          DEFAULT........................................................23
17.          DEFAULT INTEREST...............................................25
18.          INDEMNITIES....................................................26
19.          THE FACILITY AGENT AND THE SECURITY AGENT......................27
20.          SET-OFF AND PRO RATA SHARING...................................30
21.          EXPENSES AND STAMP DUTY........................................31
22.          CALCULATIONS AND EVIDENCE......................................32
23.          ASSIGNMENT.....................................................32
24.          REMEDIES, WAIVERS, AMENDMENTS AND CONSENTS.....................34
25.          COMMUNICATIONS.................................................34
26.          PARTIAL INVALIDITY.............................................35
27.          NATURE OF RIGHTS AND OBLIGATIONS...............................35
28.          COUNTERPARTS...................................................35
29.          GOVERNING LAW AND JURISDICTION.................................35
30.          ARBITRATION....................................................36

SCHEDULE
- --------

  1          TRANCHE B LENDERS..............................................37
  2          FINANCIAL DEFINITIONS..........................................38
  3          PART 1 - CONDITIONS PRECEDENT .................................41
             PART 2 - CERTIFICATE (to be given by FIUI).....................42
             PART 3 - CERTIFICATE (to be given by FSPL).....................45
             PART 4 - CERTIFICATE (to be given by FIL)......................48
             PART 5 - CERTIFICATE (to be given by FIM)......................51
             PART 6 - CERTIFICATE (to be given by FMSB).....................54
  4          NOTICE REQUESTING ADVANCE......................................57
  5          EXISTING SECURITY..............................................58
  6          BORROWING BASE REPORT..........................................62
  7          LITIGATION CURRENT OR PENDING..................................65
  8          LIST OF CURRENT GUARANTEES.....................................65

       THIS AGREEMENT is made on 13 June 1996 BETWEEN:-

(1) FLEXTRONICS INTERNATIONAL USA, INC. ("FIUI"), a company incorporated in the State of California, the United States of America with its chief executive office at 2241 Lundy Avenue San Jose, CA 95131 and FLEXTRONICS SINGAPORE PTE LTD ("FSPL"), a company incorporated in Singapore with its registered offices at 36 Robinson Road #18-01 City House, Singapore 068877 (collectively the "Borrowers" and individually a "Borrower");

(2)    THE FIRST NATIONAL BANK OF BOSTON, SINGAPORE BRANCH (the "Tranche A
       Lender");

(3) THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1 (the "Tranche B Lenders");

(4) THE FIRST NATIONAL BANK OF BOSTON, SINGAPORE BRANCH in its capacity as facility agent for the Lenders (as defined below) (in such capacity, the "Facility Agent" which expression shall include any of its successors in such capacity); and

(5) THE FIRST NATIONAL BANK OF BOSTON, SINGAPORE BRANCH in its capacity as security agent for the Lenders and the Facility Lender (as defined below) (in such capacity, the "Security Agent" which expression shall include any of its successors in such capacity).


       WHEREAS at the request of the Borrowers, the Tranche A Lender is willing to make available to FIUI a revolving credit facility of up to US$18,000,000 and the Tranche B Lenders are willing to make available to FSPL a revolving credit facility of up to US$27,000,000, upon the terms and subject to the conditions of this Agreement and the other Transaction Documents (as defined below).


       IT IS AGREED as follows:-

1.     INTERPRETATION

(A)    Definitions: In this Agreement, unless the context otherwise requires:-

       "Advances" means the Tranche A Advances and the Tranche B Advances and "Advance" means any of them;

       "Available Commitment" means, in relation to the Tranche A Lender, its Tranche A Commitment less its Tranche A Outstandings and in relation to a Tranche B Lender, its Tranche B Commitment less its Tranche B Outstandings;

       "Available Facilities" means the Available Tranche A Facility and the Available Tranche B Facility;

       "Available Tranche A Facility" means the Tranche A Commitment less the Tranche A Outstandings;

       "Available Tranche B Commitment" means, in relation to a Tranche B Lender, its Tranche B Commitment less its Tranche B Outstandings;

       "Available Tranche B Facility" means the total amount of the Available Tranche B Commitments;

       "Borrowing Base Report" means in relation to each Borrower, the monthly borrowing base report to be delivered by that Borrower to the Facility Agent and in the form set out in Schedule 6;

       "Business Day" means a day (other than Saturday or Sunday) on which (i) US Dollar deposits may be dealt in on the Singapore inter-bank market and
       (ii) commercial banks are open for business in

       Singapore and, if on that day a transfer of funds is to be made under this Agreement, New York City also;

       "Charges" means the charges over or security agreements covering receivables executed or to be executed (as the case may be) by each of the Borrowers, FIM and FMSB and such other Subsidiaries of FIL as may from time to time be agreed between the parties in favour of the Security Agent for the benefit of the Lenders and the Facility Lender in respect of the Borrowers' obligations under this Agreement and the Facility Letter, in the form agreed between the Security Agent and the Borrowers;

       "Commitment" means in relation to the Tranche A Lender, its Tranche A Commitment and in relation to a Tranche B Lender, its Tranche B Commitment;

       "Commitment Termination Date" means the date falling 23 months after the date of this Agreement;

       "Event of Default" means one of the events mentioned in Clause 16(A);

       "Facility Agent's Account" means the Facility Agent's account (Number:
       009-07029) with the First National Bank of Boston, New York, or such other account and/or with such other bank as the Facility Agent shall have specified to the person by whom the relevant payment is to be made;

       "Facility Lender" means the lender under the Facility Letter, which is currently contemplated to be The First National Bank of Boston, Singapore Branch;

       "Facility Letter" means the US$3,000,000 revolving credit facility letter dated 4 June 1996 between the Facility Lender and FSPL;

       "FIL" means Flextronics International Limited, a company incorporated in Singapore with its registered office at 36 Robinson Road #18-01 City House, Singapore 068877;

       "FIM" means Flex International Marketing (L) Ltd, a company incorporated in Malaysia with its registered office at Level 9, Wisma Oceanic Jalan OKK Awang Besar 87007 Federal Territory of Labuan, Malaysia;

       "Final Maturity Date" means the date falling 24 months after the date of this Agreement;

       "FMSB" means Flextronics (M) Sdn Bhd, a company incorporated in Malaysia with its registered office at No. 2 Benteng 50050 Kuala Lumpur, Malaysia;

       "Group" means, at any particular time, FIL and all its Subsidiaries (and "member of the Group" shall be construed accordingly);

       "Guarantees" means the guarantees executed or to be executed (as the case may be) by each of the Guarantors in favour of the Security Agent for the benefit of the Lenders and the Facility Lender in respect of the Borrowers' obligations under this Agreement and the Facility Letter, in the form agreed between the Security Agent and the Borrowers;

       "Guarantors" means FSPL, FIL, FIM and FMSB and "Guarantor" means any of them;

       "Information Memorandum" means the document dated February 1996 containing certain information regarding (among other things) the Borrowers and the Group and which, at the request and on behalf of the Borrowers, has been prepared in connection with the transactions contemplated in this Agreement and distributed by the Facility Agent to the Lenders;

       "Interest Payment Date" means the last day of an Interest Period;

       "Interest Period" means a period by reference to which interest is calculated and payable on an overdue sum;

       "Lenders" means the Tranche A Lender and the Tranche B Lenders and "Lender" means any of them;

       "Lending Office" means, in relation to a Lender at any particular time, the office through which it is acting for the purpose of this Agreement;

       "Leverage" means the ratio of the Consolidated Total Liabilities to Consolidated Tangible Net Worth (both as defined in Schedule 2);

       "Majority Lenders" means Lenders whose Outstandings together exceed 66.67 per cent. Of the total Outstandings (or, if there are no Outstandings, Lenders whose Available Commitment together exceed 66.67 per cent of the total amount of the Available Commitments of all the Lenders);

       "Margin" means 1.375 per cent. If the Leverage is two times or less and
       1.5 per cent. If the Leverage is more than two times;

       "Obligors" means the Borrowers, the Guarantors and the Chargors, and "Obligor" means any of them;

       "Outstandings" means, in relation to a Lender at any particular time, the aggregate principal amount of its share of all (if any) Advances outstanding at that time;

       "Put Option Date" means the date falling 12 months after the date of this Agreement;

       "Reference Banks" means the principal Singapore office of The First National Bank of Boston, Singapore Branch, Citibank, N.A., Singapore Branch and ABN AMRO Bank, N.V., Singapore Branch;

       "Repayment Date" means, in relation to an Advance, the last day of its Term;

       "Security Documents" means the Charges and Guarantees and any and every other document from time to time executed to guarantee, secure or otherwise assume the obligations of the Borrowers under this Agreement and the Facility Letter (and any reference to a Security Document shall be a reference to that Security Document as from time to time amended, modified or supplemented and any document which amends, modifies or supplements that Security Document);

       "Relevant Obligors" means (i) in relation to any warranty, representation, undertaking or covenant made by FIUI hereunder, itself, FIL, FIM and FMSB, and (ii) in relation to any warranty, representation, undertaking or covenant made by FSPL hereunder, itself, FIL, FIM and FMSB;

       "Security Sharing Agreement" means the security sharing agreement made or to be made between the Facility Lender, the Borrowers, the Facility Agent, the Security Agent and the Lenders;

       "Subsidiary" means a subsidiary as defined in Section 5 of the Companies Act, Chapter 50 of Singapore;

       "Term" means, in relation to an Advance, the period for which it is to be or, as the case may be, has been made;

       "Tranche A Advance" means an advance made or to be made by the Tranche A Lender to FIUI under this Agreement or, as the case may be, the outstanding principal amount of any such Advance;

       "Tranche A Commitment" means, in relation to the Tranche A Lender and subject as provided in this Agreement, the amount set opposite its name at the end of this Agreement;

       "Tranche A Facility" means the revolving credit facility granted by the Tranche A Lender to FIUI under Clause 2(A);

       "Tranche A Outstandings" means, in relation to the Tranche A Lender at any particular time, the aggregate principal amount of all (if any) Tranche A Advances outstanding at that time;

       "Tranche B Advance" means an advance made or to be made by the Tranche B Lenders to FSPL under this Agreement or, as the case may be, the outstanding principal amount of any such Advance;

       "Tranche B Commitment" means, in relation to a Tranche B Lender and subject as provided in this Agreement, the amount set opposite its name in Schedule 1;

       "Tranche B Facility" means the revolving credit facility granted by the Tranche B Lenders to FSPL under Clause 2(B);

       "Tranche B Outstandings" means, in relation to a Tranche B Lender at any particular time, the aggregate principal amount of its share of all (if any) Tranche B Advances outstanding at that time;

       "Transaction Documents" means this Agreement, the Facility Letter, the Security Sharing Agreement, the Guarantees and the Charges and "Transaction Document" means any of them; and

       "US Dollars" and the symbol "US$" mean the lawful currency or the United States of America.

(B) Construction of Certain References: Except to the extent that the context requires otherwise, any reference in this Agreement to:-

       an "agency" of a state includes any agency, authority, central bank, department, government, legislature, minister, ministry, official, or public or statutory person (whether autonomous or not) of, or of the government of, that state or any political sub-division in or of that state;

       this "Agreement", any other "Transaction Document" or any other agreement or document includes this Agreement, such other Transaction Document, such other agreement or document as from time to time amended, modified or supplemented;

       the "assets" of any person mean all or any part of its business, undertaking, property, assets, revenues (including any right to receive revenues) and uncalled capital;

       "borrowed money" includes any indebtedness (i) for or in respect of money borrowed or raised (whether or not for cash), by whatever means (including acceptances, deposits, discounting, factoring, finance leases, hire purchase, sale-and-lease back, sale-and-repurchase and any form of

       "off-balance sheet" financing) or (ii) for the deferred purchase price of assets or services (other than goods or services obtained on normal commercial terms in the ordinary course of trading);

       "consent" also includes an approval, authorisation, exemption, filing, licence, order, permission, recording or registration (and references to obtaining consents shall be construed accordingly);

       a "day, month or year" shall be construed by reference to the Gregorian calendar;

       a "directive" includes any present or future directive, regulation, request, requirement, rule or credit restraint programme of any agency of any state or of any self-regulating organisation (but, if not having the force of law, only if compliance with the directive is in accordance with the general practice of persons to whom the directive is intended to apply);

       "disposal" includes any sale, assignment, exchange, transfer, concession, loan, lease, surrender of lease, licence, reservation, waiver, compromise, release of security, dealing with or the granting of any option or right or interest whatsoever or any agreement for any of the same and "dispose" means to make a disposal, and "acquisition" and "acquire" shall be construed mutatis mutandis;

       a "guarantee" also includes an indemnity, and any other obligation (whatever called) of any person to pay, purchase, provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment of, indemnify against the consequences of default in the payment of, or otherwise be responsible for, any indebtedness of any other person (and "guaranteed" and "guarantor" shall be construed accordingly);

       "indebtedness" includes any obligation (whether present or future, actual or contingent, secured or unsecured, as principal, surety or otherwise) for the payment or repayment of money;

       a "law" includes common or customary law and any constitution, decree, judgment, legislation, order, ordinance, regulation, statute, treaty or other legislative measure, in each case of any jurisdiction whatsoever (and "lawful" and "unlawful" shall be construed accordingly);

       something having a "material adverse effect" on a person is to it having a material adverse effect (i) on its financial condition, business or operations or on the consolidated financial condition, business or operations of it and its Subsidiaries or (ii) on its ability to perform and comply with its obligations under any Transaction Document to which it is a party;

       an "obligation" of any person under this Agreement or any other Transaction Document or any other agreement or document shall be construed as a reference to an obligation expressed to be assumed by or imposed on it under this Agreement, any other Transaction Document or as the case may be, that other agreement or document (and "due", "owing", "payable" and "receivable" shall be similarly construed);

       a "person" includes any individual, company, corporation, firm, partnership, joint venture, association, organisation, trust, state or agency of a state (in each case, whether or not having separate legal personality);

       "security" includes any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance and any other agreement or arrangement having substantially the same economic effect (including any "hold back" or "flawed asset" arrangement) (and "secured" shall be construed accordingly);

       "tax(es)" includes any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed;

       "tax on overall net income" of a person shall be construed as a reference to tax (other than tax deducted or withheld from any payment) imposed on that person by the jurisdiction on which its principal office (and/or, in the case of a Lender, its Lending Office) is located on (i) the net income profits or gains of that person worldwide or (ii) such of its net income, profits or gains as arise in or relate to that jurisdiction;

       a "time of the day" is to Singapore time unless otherwise stated; and

       the "winding-up" of a person also includes the amalgamation, reconstruction, reorganisation, administration, judicial management, dissolution, liquidation, merger or consolidation of that person, and any equivalent or analogous procedure under the law of any jurisdiction in which that person is incorporated, domiciled or resident or carries on business or has assets.

(C) Miscellaneous Construction: The headings in this Agreement are inserted for convenience only and shall be ignored in construing this Agreement. Unless the context requires otherwise, words denoting the singular number only shall include the plural and vice versa. References to "Clauses" and "Schedules" are to be construed as references to clauses of and schedules to this Agreement.


2.     THE FACILITIES

(A) Tranche A Facility: The Tranche A Lender grants to FIUI on the terms and conditions of this Agreement, a revolving credit facility of up to US$18,000,000.

(B) Tranche B Facility: The Tranche B Lenders grant to FSPL on the terms and conditions of this Agreement, a revolving credit facility of up to US$27,000,000.

(C) Participation: Each Tranche B Lender will participate through its Lending Office in each Tranche B Advance in the proportion borne by its Available Tranche B Commitment to the Available Tranche B Facility when the Facility Agent receives a notice requesting that Tranche B Advance (unless, between then and the time for making that Tranche B Advance its Available Tranche B Commitment is reduced to zero, in which case the amount of that Tranche B Advance will be reduced accordingly).

(D) Calculation of Available Commitment/Facility: For the purpose of calculating the amount of the Available Tranche A Facility or the Available Tranche B Facility and each Tranche B Lender's Available Tranche B Commitment in connection with a proposed Advance (whether for the purpose of Clause 2(C) or Clause 4(A)(i)):-

       (i) any Tranche A Advances or Tranche B Advances (as the case may be) with Repayment Dates on or before the proposed date of that Advance shall be deemed to have been repaid; and

       (ii) if any other requests are outstanding for Tranche A Advances or Tranche B Advances (as the case may be) to be made on or before the proposed date of that Advance, all Tranche A Advances or Tranche B Advances (as the case may be) to which those requests relate shall be deemed to be outstanding.

(E) Purpose: Each Borrower shall use the entire proceeds of each Advance to finance its general corporate requirements including the financing of equipment purchases and other acquisitions and the repayment of all its existing bank borrowings excluding any outstanding leases, but neither the Facility Agent, the Security Agent nor any Lender need check that it does so.


3.     CONDITIONS PRECEDENT

       Neither Borrower may make its first request for an Advance until the Facility Agent has confirmed to the Borrowers and the Lenders in writing via fax or telex that the Facility Agent has received documents appearing to the Facility Agent to comply with the requirements of Schedule 3 and to be satisfactory.


4.     DRAWDOWN

(A) Advances: Subject to sub-Clause (B) below, Tranche A Advances will be made by the Tranche A Lender to FIUI and Tranche B Advances will be made by the Tranche B Lenders to FSPL at their respective request if the following additional conditions are fulfilled:-

       (i) not later than 11 a.m. on the fifth Business Day before the proposed date of the relevant Advance (or, as the case may be, such later time as may be acceptable to the Facility Agent and the Tranche A Lender (in the case of a Tranche A Advance) and to the Facility Agent and the Tranche B Lenders (in the case of a Tranche B Advance)), the Facility Agent has received from the relevant Borrower a notice in the form set out in
       Schedule 4 specifying:

             (a) the proposed date of that Advance in which must be a Business Day on or before the Commitment Termination Date);

             (b) the amount of that Advance which must be equal to or less than the Available Tranche A Facility (in the case of a Tranche A Advance) or the Available Tranche B Facility (in the case of a Tranche B Advance), and if less, must be at least US$1,000,000 or a whole multiple of that amount and when added to the total Outstandings of all Lenders, will not cause the total Outstandings of all Lenders to exceed 75 per cent. of the Value of the Eligible Accounts (as defined in Clause 15(B));

             (c) the Term of that Advance, which must be in accordance with Clause 8(A); and

             (d) details of the bank (which must be in New York City) to which the relevant Borrower wishes the proceeds of that Advance to be made available by the Facility Agent;

       (ii) none of the events mentioned in Clause 11(C)(i) occurs in relation to that Advance;

       (iii) the Facility Agent has received and found satisfactory the latest available Borrowing Base Report in the form set out in Schedule 6;

       (iv) all representations and warranties in Clause 13 (except to the extent waived in accordance with Clause 24(B)) have been complied with and would be correct in all material respects if repeated on the proposed date for the making of that Advance by reference to the circumstances then existing;

       (v) no Event of Default has occurred on or before the proposed date of that Advance and is continuing or will occur as a result of making that Advance, other than any waived in accordance with Clause 24(B); and

       (vi) not later than 11 a.m. on the fifth Business Day before the proposed date of that Advance, the Facility Agent has received and found reasonably satisfactory such additional information, legal opinions and/or other documents relevant in the context of or relating to this Agreement or that Advance as the Facility Agent may reasonably request as a result of circumstances which have arisen or come to its attention since (in the case of the first Advance) the signing of this Agreement and (in any other case) the making of the previous Advance.

(B) Failure of Sources of Funding: Notwithstanding the fulfillment of the conditions in Clause 4(A) above or any other provisions in this Agreement, if at any time after the receipt by the Facility Agent of a notice requesting a Tranche A Advance, the Tranche A Lender does not for any reason whatsoever (save where it is due to the gross negligence or wilful default of the Tranche A Lender) receive its source of funding from any relevant persons for any part of that Tranche A Advance, then the Tranche A Lender may, but shall not be obliged to make that part of the Tranche A Advance available to FIUI. The Tranche A Lender may, by notice to FIUI, cancel the amount of the Tranche A Commitment and reduce the amount of the Tranche A Facility (equivalent to such part of the Tranche A Advance) accordingly (unless the Tranche A Lender does not receive such funding by reason of its own gross negligence or wilful default). The Tranche A Lender shall, at the request of FIUI, subject to the Tranche A Lender being indemnified to its satisfaction, take all steps as may be necessary to assign to FIUI the rights, if any, of the Tranche A Lender against any relevant person in respect of such non-funding by such person.

(C) Notification: The Facility Agent shall promptly and in any event by 5.00 p.m. on the third Business Day before the proposed date of the relevant Advance notify the Tranche A Lender of the proposed date and Term of and the amount of the Tranche A Advance (in the case of a Tranche A Advance) and each Tranche B Lender of the proposed date and Term of, and the amount of that Tranche B Lender's share of, the Tranche B Advance in the case of a Tranche B Advance).

(D) Limit on Number of Advances: The Borrowers hereby agree and undertake that there may not be more than 25 Advances outstanding at any one time.


5.     REPAYMENT

(A) Repayment of Advances: FIUI shall repay each Tranche A Advance and FSPL shall repay each Tranche B Advance on their respective Repayment Dates, together with all unpaid interest accrued on that Advance. However, any amount repaid before the Commitment Termination Date will remain available for reborrowing on the terms and conditions of this Agreement. Provided that, without limiting any other provision of this Agreement, any amount repaid before the Commitment Termination Date shall not be available for reborrowing if any of the Tranche A Facility or Tranche B Facility (or any part thereof) were cancelled or reduced pursuant to sub-Clause (B) below.

(B) Put Option Date: Any Tranche B Lender may cancel all (but not part only) of its Tranche B Commitment and the Tranche A Lender may cancel all or part of its Tranche A Commitment on the Put Option Date by giving to the Facility Agent not less than 60 days' prior written notice of the cancellation. The Facility Agent shall, within 7 days of such notice, notify the Borrowers and the other Lenders. Upon such notification, the relevant Borrower shall prepay that Lender's Outstandings without premium or penalty on the Put Option Date together with all accrued interest on that Lender's Outstandings, all unpaid fees accrued to that Lender and any other sum then due to that Lender under Clause 18(A) or any other provision of this Agreement. Upon any such cancellation by the Tranche A Lender the Tranche A Facility shall be cancelled. Upon any such cancellation by a Tranche B Lender the Tranche B Commitment of such Tranche B Lender shall be cancelled and the Tranche B Facility shall be reduced by that Tranche B Lender's Commitment on the Put Option Date.

(C) Final Maturity Date: If on the Final Maturity Date any Advance remains outstanding, FIUI (in the case of a Tranche A Advance) or FSPL (in the case of a Tranche B Advance) shall repay that Advance on that date together with all unpaid accrued interest thereon and all fees and any other sum then due from that Borrower under this Agreement.


6.     PREPAYMENT

       Save as expressly provided in this Agreement, the Borrowers may not prepay all or any part of the Advances.


7.     CANCELLATION

       Save as expressly provided in this Agreement, the Borrowers may not cancel all or any part of the Tranche A Facility or the Tranche B Facility. Provided that a Borrower may cancel all or any part of the Tranche A Facility or the Tranche B Facility in the event:-

       (i) in relation to the Tranche A Facility, the Tranche A Lender or any other persons is or may be unable to fund all or any part of the Tranche A Facility due to the insolvency or winding-up of any such persons, in which case, FIUI snaIl be entitled to cancel the relevant part of the Tranche A Facility;

       (ii) in relation to the Tranche B Facility, any one or more of the Tranche B Lenders is or may be unable to fund all or any part of the Tranche B Facility due to the insolvency or winding-up of any such persons, in which case, FSPL shall be entitled to cancel the relevant part of the Tranche B Facility;

       (iii) in relation to the Tranche A Facility, the Tranche A Lender is or may be unable to fund all or any part of the Tranche A Facility due to any default on the part of any other persons in providing the Tranche A Lender with its source of funding for the relevant part of the Tranche A Facility (save where such default is due to the gross negligence or wilful default of the Tranche A Lender), in which case, FIUI shall be entitled to cancel the relevant part of the Tranche A Facility; and

       (iv) in relation to the Tranche B Facility, any Tranche B Lender is in default of its obligations to provide the relevant part of the Tranche B Facility, in which case, FSPL shall be entitled to cancel the relevant part of the Tranche B Facility.


8.     INTEREST

(A) Term of Advances: Interest shall be calculated on each Advance by reference to the Term of that Advance. The Term shall begin on the proposed date of that Advance and shall be of 1, 2, 3 or 6 months' duration, as selected by the relevant Borrower in the notice requesting that Advance except that a Borrower may not select a Term ending after (i) the Put Option Date (for any Advance to be made on or before that date) or (ii) the Final Maturity Date (for any Advance to be made after the Put Option Date). If no such selection is made, the Term of that Advance shall be 3 months or such shorter period as is necessary for complying with the foregoing condition (i) or (ii) (as the case may be).

(B) Normal Interest Rate: The rate of interest applicable to an Advance for all or any part of its Term shall be the rate per annum (as determined by the Facility Agent) equal to the sum of the Margin applicable for that Term or part thereof and the arithmetic mean (rounded up, if necessary, to the next 1/16 per cent.)

of the respective rates which are quoted as of 11 a.m. on the second
Business Day before the first day of that Term on the page "SIBO" of the Reuter Monitor Money Rates Service (or such other page as may replace the SIBO page for the purpose of displaying Singapore inter-bank US Dollar offered rates of leading reference banks) as being the interest rates offered in the Singapore inter-bank market for US Dollar deposits for the same period as that Term (or, if the periods are not the same, such period as the Facility Agent determines to be substantially the same) but if no, or only one, such offered quotation appears, the relevant arithmetic mean (rounded as mentioned above) shall be determined on the basis of the respective rates (as quoted to the Facility Agent at its request) at which each Reference Bank is offering US Dollar deposits for that Term in an amount comparable to its share, if any, of that Advance (or, if none, to 10 per cent. of that Advance) to prime banks in the Singapore inter-bank market at or about 11 a.m. on the second Business Day before the proposed date of that Advance. If any Reference Bank does not supply any quotation required from it for the purpose of this Agreement, the relevant arithmetic mean (rounded up, if necessary, to the next 1/16 per cent.) shall be determined on the basis of the quotations supplied by the remaining Reference Banks.

(C) Notification of Terms and Rates: The Facility Agent shall promptly notify the relevant Borrower and the relevant Lenders of each rate of interest determined in accordance with Clause 8(B) or 17.

(D) Payment of Interest: On the Repayment Date of an Advance or (in the relevant case of an overdue sum) the last day of each Interest Period relating to that overdue sum, the Borrower shall pay the unpaid interest accrued during that Term or Interest Period on the Advance or overdue sum to which it relates at the rate(s) applicable for that Term or Interest Period.


9.     FEES

(A) Agency Fee: Each Borrower shall pay to the Facility Agent for its own account an agency fee as stated in a letter dated 1 February 1996 from the Facility Agent to FIL.

(B) Arrangement Fee: Each Borrower shall pay to The First National Bank of Boston, Singapore Branch, as arranger for its own account an arrangement fee as stated in a letter dated 1 February 1996 from The First National Bank of Boston, Singapore Branch to FIL.

(C) Commitment Fee: FIUI shall pay a commitment fee at the rate of 0.125 per cent. per annum on the amount of the Tranche A Lender's Available Commitment and FSPL shall pay a commitment fee at the rate of 0.125 per cent. per annum on the amount of each Tranche B Lender's Available Commitment from day to day during the period beginning on the date of this Agreement and ending on the Commitment Termination Date. That fee shall be payable in arrear quarterly from the date of this Agreement, on the Commitment Termination Date or any earlier date on which that Lender's Commitment first equals zero.

(D) Extension Fee: FIUI shall pay to the Tranche A Lender an extension fee in an amount equal to 0.125 per cent. of the Tranche A Commitment as at the end of the Put Option Date and FSPL shall pay to each Tranche B Lender an extension fee in an amount equal to 0.125 per cent. of its Tranche B Commitment as at the end of the Put Option Date. Such extension fee shall be payable within 14 days of the Put Option Date.


10.    TAXES

(A) Payments to be free and clear: All sums payable by each Borrower under this Agreement shall be paid (i) free of any restriction or condition, (ii) free and clear of and (except to the extent required by law) without any deduction or withholding for or on account of any tax and (iii) without deduction or withholding

(except to the extent required by law) on account of any other amount, whether by way of set-off or otherwise.

(B) Grossing-up of Payments:

       (i) If a Borrower or any other person (whether or not a party to, or on behalf of a party to, this Agreement) must at any time deduct or withhold any tax or other amount from any sum paid or payable by, or received or receivable from, such Borrower under this Agreement, such Borrower shall pay such additional amount as is necessary to ensure that the Facility Agent or a Lender (as the case may be) to which that sum is due receives on the due date and retains (free from any liability other than tax on its own overall net income) a net sum equal to what it would have received and so retained had no such deduction or withholding been required or made.

       (ii) If a Borrower or any other person (whether or not a party to or on behalf of a party to, this Agreement) must at any time pay any tax or other amount on, or calculated by reference to, any sum received or receivable by the Facility Agent or any Lender (as the case may be) under this Agreement (except for a payment by the Facility Agent or a Lender of tax on its own overall net income), such Borrower shall pay or procure the payment of that tax or other amount before any interest or penalty becomes payable or, if that tax or other amount is payable and paid by the Facility Agent or any Lender, shall reimburse it on demand for the amount paid by it.

       (iii) Within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any tax or other amount which it is required by paragraph (ii) to pay, such Borrower shall deliver to the Facility Agent evidence reasonably satisfactory to the Facility Agent or, as the case may be, the relevant Lender of that deduction, withholding or payment and (where remittance is required) of the remittance thereof to the relevant taxing or other authority.

       (iv) As soon as either Borrower is aware that any such deduction, withholding or payment is required (or of any change in any such requirement), it shall notify the Facility Agent.

(C) Refund of Tax Credit:  If:-

       (i) a Borrower makes a payment under sub-Clause (B) (a "Tax Payment") in respect of a payment to the Facility Agent or a Lender under this Agreement; and

       (ii) the Facility Agent or that Lender has obtained a refund of tax or obtained and used a credit against tax on its overall net income (a "Tax Credit") which is attributable to that Tax Payment, then the Facility Agent or that Lender shall forthwith reimburse that Borrower such proportion of that Tax Credit as will leave the Facility Agent or that Lender (after that reimbursement) in no better or worse position than it would have been in if no Tax Payment had been required. No Lender or the Facility Agent shall be obliged to disclose any information regarding its tax affairs and computations.

(D) Goods and Services Tax: Each Borrower shall also pay to the Facility Agent and each Lender on demand, in addition to any amount payable by such Borrower to the Facility Agent or, as the case may be, the relevant Lender under this Agreement, any goods and services, value added or other similar tax payable in respect of that amount (and references in this Agreement to that amount shall be deemed to include any such taxes payable in addition to it).

11. CHANGE IN CIRCUMSTANCES

(A) Illegality: If at any time it is or will become unlawful or contrary to any law or directive for any Lender or (in the case of the Tranche A Lender only) any of the Tranche A Lender's sub-participants to allow all or part of its Commitment or sub-participation commitment, as the case may be, to remain outstanding, to make, fund or allow to remain outstanding all or part of its Outstandings or (in the case of the Tranche A Lender only) the outstandings under any sub-participation arrangement and/or to carry out all or any of its other obligations under this Agreement or (in the case of the Tranche A Lender only) under any sub-participation arrangement, upon that Lender notifying the relevant Borrower:-

       (i) that Lender's Tranche A Commitment or Tranche B Commitment or the relevant part thereof, as the case may be, shall be cancelled and in the case where such Lender is the Tranche A Lender, the Tranche A Facility shall be reduced accordingly and in the case where such Lender is a Tranche B Lender, the Tranche B Facility shall be reduced accordingly; and

       (ii) FIUI or FSPL (as the case may be) shall prepay that Lender's share of each Advance or the relevant part thereof on the Repayment Date of that Advance or on such earlier date as that Lender shall certify to be necessary to comply with the relevant law or directive with accrued interest thereon, all unpaid fees or the relevant part thereof accrued to that Lender and any other sum then due to that Lender under Clause 18(A) or any other provision of this Agreement or the relevant part thereof.

(B) Increased Costs: If the Facility Agent or (as the case may be) any Lender determines that, as a result of any law or directive:-

       (i) the cost to that Lender or (in the case of the Tranche A Lender only) any of the Tranche A Lender's sub-participants of maintaining all or any part of its Tranche A Commitment or Tranche B Commitment, as the case may be, and/or of making, maintaining or funding all or any part of its share of any Advance or any overdue sum is increased; and/or

       (ii) any sum received or receivable by the Facility Agent or (as the case may be) that Lender or (in the case of the Tranche A Lender only) any of the Tranche A Lender's sub-participants under this Agreement or the effective return to it under this Agreement or the overall return on its capital is reduced (except on account of tax on its overall net income); and/or

       (iii) the Facility Agent or (as the case may be) that Lender or (in the case of the Tranche A Lender only) any of the Tranche A Lender's sub-participants makes any payment (except on account of tax on its overall net income) or forgoes any interest or other return on or calculated by reference to the amount of any sum received or receivable by it under this Agreement;

FSPL or FIUI, as the case may be, shall indemnify the Facility Agent or (as the case may be) that Lender against that increased cost, reduction, payment or foregone interest or other return (except to the extent that FSPL or FIUI, as the case may be, is liable to make any payment pursuant to any deduction or withholding of tax under Clause 10 above) and, accordingly, shall from time to time on demand (whenever made) pay to the Facility Agent for its own account or (as the case may be) for the account of that Lender the amount certified by it to be necessary so to indemnify it. Under this Clause 11(B), a Lender shall be entitled to claim indemnification not only for a cost, reduction, payment or foregone interest or other return directly attributable to this Agreement, its Commitment, its Outstandings or its share of any overdue sum, but also for that proportion of any cost, reduction, payment or foregone interest or other return which that Lender determines to be fairly allocable to this Agreement, its Commitment, its Outstandings or its share of any overdue sum in relation to any law or directive applicable to that Lender or affecting the conduct of that Lender's business or type of business or the manner in which or the extent to which that Lender allocates capital resources. Provided that nothing in this Clause shall be construed or be deemed to be construed as allowing the Tranche A Lender to claim it has suffered or incurred any increased cost by reason of a change in market conditions or individual non-availability of funds or by reason of any other person being required to deduct or withhold any tax or other amount from any sum paid or payable, or any sum received or receivable by it from the Tranche under any arrangement for funding between the Tranche A Lender and that person.

(C) Change in Market Conditions:

       (i) If in relation to any Advance:-

             (a) no, or only one, Reference Bank supplies a quotation as and when required by Clause 8(B); or

             (b) the Facility Agent is notified by the Lenders to whom more than
             66.67 per cent. of that Advance if made, would be owing, that (1) they are unable to obtain matching deposits in the Singapore inter-bank market at or about 11 a.m. on the second Business Day before the proposed date of that Advance in sufficient amounts to fund their respective shares of that Advance during its Term or (2) the arithmetic mean (rounded up, if necessary, to the next 1/16 per cent.) of the quotations used for fixing the interest rate under Clause 8(B) does not reflect the cost to those Lenders of obtaining such deposits;

       the Facility Agent shall promptly notify the relevant Borrower and the Lender(s) and that Advance shall not be made.

       (ii) The Facility Agent (on behalf of and after consultation with the Lender(s)) shall then negotiate in good faith with the relevant Borrower with a view to agreeing an alternative basis for calculating the interest payable on and/or for making, maintaining and/or funding that Advance. Any alternative basis agreed in writing by the Facility Agent (on behalf of and with the consent of all the relevant Lender(s)) and the relevant Borrower within 10 Business Days of the Facility Agent's notification of the event in question shall take effect in accordance with its terms.

(D) Individual Non-Availability:

       (i) If in relation to any Advance any Lender notifies the Facility Agent that:-

             (a) by reason of circumstances affecting the Singapore inter-bank market, or a particular category (which includes that Lender) of banks dealing in that market, it is unable to obtain matching deposits in the Singapore inter-bank market at or about 11 a.m. on the second Business Day before the proposed date of that Advance in sufficient amounts to fund its share of that Advance during its Term; or

             (b) by reason of circumstances affecting that market or a particular category (which includes that Lender) of banks dealing in that market the arithmetic mean (rounded up, if necessary, to the next 1/16 per cent.) of the quotations used for fixing the interest rate under Clause 8(B) does not reflect its cost of obtaining such deposits, the Facility Agent shall promptly notify the relevant Borrower accordingly unless it has already given a notification to that Borrower in relation to that Advance Clause 11(C)(i).

       (ii) The relevant Borrower, the Facility Agent and that Lender shall then negotiate in good faith (unless and until the Facility Agent gives a notification to that Borrower in relation to that Advance under Clause 11(C)(i)) with a view to agreeing an alternative basis for calculating the interest payable on and/or for making, maintaining and/or funding that Lender's share of that Advance. Any alternative basis agreed in writing by that Borrower, the Facility Agent and that Lender within 10 Business Days of the Facility Agent's notification under subclause (D)(i) above shall take effect in accordance with its terms. If an alternative basis is not so agreed, that Lender's share of that Advance shall during its Term bear interest at the rate per annum equal to the sum of the Margin applicable for that Term or part thereof and the cost to it (expressed as a rate per annum) of funding its share of that Advance during that Term by whatever means it reasonably determines to be most appropriate. That Lender shall certify that cost to that Borrower (such certificate to contain in reasonable detail a computation of such amount) as soon as practicable after the end of that 10 Business Day period (but in any event at least two Business Days before the Repayment Date of that Advance).

(E) Mitigation: If any circumstances arise which result, or would on the giving of notice (or the like) result, in a Borrower having to make a payment to or for the account of a Lender under Clause 10(B), 11(A) or 11(B), or in a Lender's Tranche A Commitment or Tranche B Commitment or any part thereof, as the case may be, being cancelled under Clause 11(A), then:-

       (i) promptly after an officer of that Lender with responsibility for its participation in this Agreement becomes aware of the relevant circumstances and their results, that Lender shall notify the Borrower; and

       (ii) in consultation with that Borrower and the Facility Agent, that Lender shall take all such steps as are reasonably open to it and as are acceptable to that Borrower and the Facility Agent to mitigate the effect of those circumstances (such as restructuring its participation in this Agreement and/or novating or assigning some or all of its rights or obligations under this Agreement to another person acceptable to that Borrower and willing to take that novation or assignment).

(F) Other Losses: Each of the Borrowers acknowledges that in connection with funds borrowed by the Lenders to fund their Outstandings and other obligations hereunder, the Lenders may have to prepay advances or sub-participations of others or to pay, or indemnify others against, costs and losses similar to the prepayment of Advances, payment or indemnities of cost and losses contemplated under Clauses 10, 11(A), 11(B), 18(A) and 18(B). FIUI hereby agrees on demand to prepay such part of the Tranche A Advances and to indemnify the Tranche A Lender against such costs and losses.


12. PAYMENTS

(A) Manner of Payments: On each date on which a Tranche A Advance is to be made, the Tranche A Lender shall make that Tranche A Advance available to the Facility Agent and on each date on which a Tranche B Advance is to be made, each Tranche B Lender shall make its share of that Tranche B Advance available to the Facility Agent, and on each date on which any sum is due from any Borrower it shall make that sum available to the Facility Agent, by payment in US Dollars and in funds which are for same day settlement in the New York Clearing House Interbank Payments System (or, if such funds cease to exist or, in the Facility Agent's opinion, cease to be customary for the settlement in New York City of international banking transactions in US Dollars, such other US Dollar funds as the Facility Agent may from time to time determine to be customary for that purpose), so as to be received before 11 a.m. local time in New York City to the Facility Agent's Account.

(B) Disbursement to Borrowers: The Facility Agent shall make the amounts so received by it from the Lenders available to the relevant Borrower by payment before close of business in New York City on that date in the same currency and funds as received by the Facility Agent to such account with such bank in New York City as the relevant Borrower shall have specified in the notice requesting the relevant Advance. If the Tranche A Lender makes a Tranche A Advance or any Tranche B Lender makes its share of a Tranche B Advance available to the Facility Agent later than required by sub-Clause (A) above, the Facility Agent shall make that Tranche A Advance or that share of a Tranche B Advance available to the relevant Borrower as soon as practicable thereafter.

(C) Distribution to Lenders: The Facility Agent shall make available to each Lender before close of business in New York City on that date its pro rata share (if any) of any sum so received by the Facility Agent in the same currency and funds as received by the Facility Agent from the relevant Borrower to such account of that Lender with such bank in New York City as it shall have designated to the Facility Agent for that purpose. If any sum is received by the Facility Agent later than required by subclause (A) above, the Facility Agent shall make each Lender's share (if any) available to it as soon as practicable thereafter.

(D) Netting of Payments: Notwithstanding Clauses 4(A) and 12(A) to (C) or any other provision of this Agreement, if on any date an amount (the "first amount") is to be advanced by a Lender to a Borrower under this Agreement and an amount (the "second amount") is due from that Borrower to that Lender under this Agreement, that Lender shall apply the first amount in or towards payment of the second amount. The relevant Lender shall remain obliged to advance any excess (or, as the case may be, the relevant Borrower shall remain obliged to pay any shortfall) in accordance with this Clause 12. Nothing in this Clause 12(D) shall be effective to create a charge.

(E) Order of Distribution:

       (i) If the amount received by the Facility Agent from FIUI on any date is less than the total sum remaining and/or becoming due under this Agreement from FIUI on that date, the Facility Agent shall apply that amount in or towards payment of the following sums in the following order:-

             (a) first, any sum then due to the Facility Agent in its capacity as Facility Agent to the Tranche A Lender as such;

             (b) secondly, in or towards payment pro rata of any sums (other than principal of or interest on the Tranche A Advances) then due to the Tranche A Lender;

             (c) thirdly, in or towards payment pro rata of any interest then due on the Tranche A Advances; and

             (d) fourthly, in or towards payment pro rata of any principal then due on the Tranche A Advances.

       (ii) If the amount received by the Facility Agent from FSPL on any date is less than the total sum remaining and/or becoming due under this Agreement from FSPL on that date, the Facility Agent shall apply that amount in or towards payment of the following sums in the following order:-

             (a) first, any sum then due to the Facility Agent in its capacity as Facility Agent to the Tranche B Lenders as such;

             (b) secondly, in or towards payment pro rata of any sums (other than principal of or interest on the Tranche B Advances) then due to the Tranche B Lenders (or any of them);

             (c) thirdly, in or Towards payment pro rata of any interest then due on the Tranche B Advances; and

             (d) fourthly, in or towards payment pro rata of any principal then due on the Tranche B Advances.

Any such applications shall override any purported appropriation by any person. For the avoidance of doubt, any amounts received or to be received by the Security Agent from any person under or in connection with the Charges and the Guarantees shall be applied in the manner as contemplated under the Security Sharing Agreement.

(F) Refunding of Payments: The Facility Agent shall not be obliged to (but may) make available to any person any sum which it is expecting to receive for the account of that person until it has been able to establish that it has received that sum. However, it may do so if it wishes. If and to the extent that it does so but it transpires that it had not then received the sum which it paid out:-

       (i) the person to whom the Facility Agent made that sum available shall on request refund it to the Facility Agent; and

       (ii) that person or (at the option of the Facility Agent) the person by whom that sum should have been made available shall on request pay to the Facility Agent the amount (as certified by the Facility Agent) which will indemnify the Facility Agent against any funding or other cost, loss, expense or liability sustained or incurred by it as a result of paying out that sum before receiving it but without prejudice to the rights of any party hereto against such defaulting party.

(G) Non-Business Days:

       (i) If any Repayment Date, the Put Option Date or the Final Maturity Date would otherwise fall on a non-Business Day, it shall instead fall on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

       (ii) Any payment to be made by either Borrower (otherwise than on a Repayment Date, Put Option Date or Final Maturity Date) and which would otherwise be due on a non-Business Day shall instead be due on the next Business Day.


13.    REPRESENTATIONS AND WARRANTIES

       Each Borrower separately represents and warrants to and for the benefit of each other party to this Agreement as follows:-

       (i) Status: each of the Relevant Obligors is a company duly incorporated, validly existing and in good standing under the laws of the State of California, the United States of America (in the case of FIUI), Singapore (in the case of FSPL and FIL) and Malaysia (in the case of FIM and FMSB) and each of them has the power and authority to own its assets and to conduct the business which it conducts and/or proposes to conduct and each of the Relevant Obligors (other than FIL) is a Subsidiary of FIL;

       (ii) Powers: each of the Relevant Obligors has the power to enter into, exercise its rights and perform and comply with its obligations under each of the Transaction Documents to which it is a party;

       (iii) Authorisation and Consents: all action, conditions and things required to be taken, fulfilled and done (including the obtaining of any necessary consents) in order (a) to enable each of the Relevant Obligors lawfully to enter into, exercise its rights and perform and comply with its obligations under each of the Transaction Documents to which it is a party (b) to ensure that those obligations are valid, legally binding and enforceable, (c) to ensure that the obligations of each Relevant Obligor under this Agreement and the relevant Guarantee respectively rank and will at all times rank in accordance with Clause 15(A)(i) and (d) to make each Transaction Document admissible in evidence in the courts of Singapore and the country in which each Relevant Obligor who is a party thereto is incorporated have been taken, fulfilled and done;

       (iv) Non-Violation of Laws: each Relevant Obligor's entry into, exercise of its rights and/or performance of or compliance with its obligations under the Transaction Documents to which it is a party do not and will not violate, or exceed any borrowing or other power or restriction granted or imposed by (a) any law to which it is subject or (b) any provision of its Memorandum or Articles of Association (or equivalent);

       (v) Obligations Binding: each Relevant Obligor's obligations under the Transaction Documents to which it is a party are valid, binding and enforceable;

       (vi) Non-Violation of Other Agreements: each Relevant Obligor's entry into, exercise of its rights and/or performance of or compliance with its obligations under the Transaction Documents to which it is a party do not and will not (a) violate any agreement to which it is a party or which is binding on any of them or their respective assets, or (b) result in the existence of, or oblige any of them to create, any security over those assets;

       (vii) No Default: no Event of Default, other than any waived in accordance with Clause 24(B), has occurred and is continuing or will occur as a result of making any Advance and none of the Relevant Obligors is in breach of or default under any agreement to an extent or in a manner which has or could have a material adverse effect on any of them;

       (viii)Existing Security: no security exists on or over any of the assets of the Relevant Obligors except as permitted by Clause 15(A)(ii);

       (ix) Litigation: save as disclosed in Schedule 7, no litigation, arbitration or administrative proceeding (other than those which are of a frivolous or vexatious nature) is current or pending or, so far as it is aware, threatened (a) to restrain the entry into, exercise of any Relevant Obligor's rights under and/or performance or enforcement of or compliance with any of its obligations under the Transaction Documents to which it is a party or (b) which has or could have a material adverse effect on any Relevant Obligor;

       (x) No Immunity: none of the Relevant Obligors nor any of their respective assets is entitled to immunity from suit, execution, attachment or other legal process. Each Relevant Obligor's entry into each Transaction Document to which it is a party constitutes, and the exercise of its respective rights and performance of and compliance with its obligations thereunder will constitute, private and commercial acts done and performed for private and commercial purpose;

       (xi) Winding-Up: no meeting has been convened for the winding-up of any Relevant Obligor or for the appointment of a receiver, trustee, judicial manager or similar officer of any Relevant Obligor, their respective assets or any of them, no such step is intended by any Relevant Obligor and, so far as it is aware, no petition, application or the like is outstanding for the winding-up of any Relevant Obligor or for the appointment of a receiver, trustee, judicial manager or similar officer of any Relevant Obligor, their respective assets or any of them;

       (xii) Disclosure: it has fully disclosed in writing to the Facility Agent all facts relating to the Relevant Obligors which it knows or should reasonably know and which are material for disclosure to the Facility Agent in the context of the Transaction Documents;

       (xiii)Accounts: the respective audited accounts and consolidated accounts (if any) of each Relevant Obligor as at 31 March 1995 and for the financial year then ended and as delivered to the Facility Agent (with copies of the reports and approvals referred to in paragraph (b) below):-

             (a) include such financial statements as are required by the laws to which the relevant Relevant Obligor is subject;

             (b) save as stated in the notes thereto, were prepared, audited, examined, reported on and approved in accordance with accounting principles, standards and practices generally accepted in the country in which the relevant Relevant Obligor was incorporated and consistently applied and in accordance with applicable law and its Memorandum and Articles of Association (or equivalent);

             (c) together with those notes, give a true and fair view of the relevant Relevant Obligor's state of affairs and financial condition and operations (or, in the case of consolidated accounts, the consolidated state of affairs and financial condition and operations of such Relevant Obligor and its Subsidiaries) as at that date and for the year then ended; and

             (d) together with those notes and to the extent required by accounting principles, standards and practices generally accepted in the country to which the relevant Relevant Obligor was incorporated, disclose or reserve against all liabilities (contingent or otherwise) of the relevant person(s) as at that date and all material unrealised or anticipated losses from any commitment entered into by the relevant person(s) and which existed on that date;

       (xiv) No Material Adverse Change: there has been no material adverse change in any of the Relevant Obligors' financial condition or operations since 31 March 1995, nor in the consolidated financial condition or operations of each of them and their respective Subsidiaries since that date save as disclosed to the Lenders in writing;

       (xv) Information Memorandum:

             (a) the information in the Information Memorandum was true, complete and accurate in all material respects at the date thereof;

             (b) there are no material facts or circumstances which have not been disclosed to the Facility Agent and the Lenders and which could make any of such information untrue, incomplete, inaccurate or misleading in any material respect or which, if disclosed, might reasonably be expected to adversely affect the decision of a person considering whether to provide financing to any of the Relevant Obligors;

       (xvi) No Misstatement: no information, exhibit or report furnished in writing by any of the Relevant Obligors to the Facility Agent or any of the Lenders in connection with the negotiation of this Agreement and the other Transaction Documents contained any misstatement of fact as at the date of such exhibit or report or as at the date when such information was given which was material in the context of this Agreement and/or the other Transaction Documents or omitted to state a fact as at such date which in any such case would be materially adverse to the interests of the Facility Agent and/or any of the Lenders under this Agreement and the other Transaction Documents;

       (xvii) Repetition: each of the above representations and warranties will be correct and complied with in all material respects so long as any sum remains to be lent or remains payable under this Agreement or any other Transaction Document as if repeated then by reference to the then existing circumstances, except that each reference to accounts in paragraph (xiii) above shall be construed as a reference to the then latest available audited accounts (or, as the case may be, consolidated accounts) of the relevant person(s).


14. INFORMATION

       Each Borrower separately undertakes that, so long as any sum remains to be lent or remains payable under this Agreement or any other Transaction Document:-

       (i) Preparation of Accounts: it will ensure that all accounts to be delivered by it under this Agreement are prepared in such manner that Clause 13(xiii) would be complied with if applied to those accounts by Clause 13(xvii);

       (ii) Audited Accounts: as soon as available and in any event within 120 days after the end of each of the Relevant Obligors' financial years (beginning with the current one), it will deliver to the Facility Agent enough copies for the Lenders of each of the Relevant Obligors' annual report and audited accounts (both consolidated and unconsolidated) as at the end of and for that financial year, together with copies of the related reports and approvals referred to in Clause 13(xiii);

       (iii) Quarterly Information: as soon as available and in any event within 45 days after the end of the first three months of each of the Borrowers' and FIL's financial years (beginning with the current one), it will deliver to the Facility Agent enough copies for the Lenders of each of the Relevant Obligors' unaudited accounts (both consolidated and unconsolidated) as at the end of and for that three month period;

       (iv) Information to Shareholders: at the same time as sent to the respective shareholders of each of the Relevant Obligors, it will deliver to the Facility Agent enough copies for the Lenders of any circular, document or other written information relating to its financial condition or business sent to the respective shareholders as such;

       (v) Monthly Borrowing Base Report: as soon as available and in any event within 14 days after the end of each month, it will deliver to the Facility Agent enough copies for the Lenders of the Borrowing Base Report in the form set out in Schedule 6 as of the end of and for that month;

       (vi) Litigation: it will promptly deliver to the Facility Agent for distribution to the Lenders details of any litigation, arbitration or administrative proceeding which, if to its knowledge had been current, pending or threatened at the date of this Agreement, would have rendered the representation and warranty in Clause 13(ix) incorrect;

       (vii) Events of Default: it will notify the Facility Agent of the occurrence of any Event of Default (and of any action taken or proposed to be taken to remedy it) promptly after becoming aware of it. With each financial statement delivered by it under Clause 14(ii) or (iii), and within 7 Business Days after any request made by the Facility Agent from time to time, it will deliver to the Facility Agent a certificate signed on its behalf by such person as may be acceptable to the Facility Agent for that purpose confirming that, so far as it is aware and (if applicable) except as previously notified to the Facility Agent or waived in accordance with Clause 24(B), no Event of Default has occurred or (as the case may be) setting out details of any which has occurred and has not been so notified and of which it is aware and of any action taken or proposed to be taken to remedy it;

       (viii) Shareholding, Status and Constitution: it will within 7 Business Days inform the Facility Agent of any proposed reorganisation, merger, amalgamation, reconstruction or other proposed changes affecting its constitution, control and/or management before such changes are effected;

       (ix) Compliance with Financial Ratios: with each set of accounts delivered by it under Clauses 14(ii) and (iii), it will deliver to the Facility Agent a certificate signed by a director or the chief financial officer of FIL:-

             (a) confirming compliance with Clause 15(A)(vi) as at the end of the relevant financial year or quarter; and

             (b) setting out in reasonable detail and in a form satisfactory to the Facility Agent the computations necessary to demonstrate such compliance; and

       (x) Other Information: it will as soon as reasonably practicable deliver to the Facility Agent for distribution to the Lenders such other information relating to the financial condition or business of any Relevant Obligor as the Facility Agent (or any Lender through the Facility Agent) may from time to time reasonably require.


15. UNDERTAKINGS

(A) General Undertakings: Each Borrower separately undertakes that, so long as any amount remains to be lent or remains payable under this Agreement or any other Transaction Document:-

       (i) Ranking of Obligations: its payment obligations under this Agreement and the Guarantors' payment obligations under the Guarantees rank and will at all times rank for payment at least equally and rateably in all respects with all their respective other unsecured indebtedness except for such indebtedness as would, by virtue only of the law in force in the respective jurisdictions in which they are incorporated, be preferred in the event of their respective winding-up;

       (ii) Negative Pledge: it will not create or have outstanding any security on or over its assets, except for:-

             (a) the security detailed in Schedule 5 (but the principal amount secured by any such security may not be increased beyond the maximum amount which may be secured by the relevant security at the date of this Agreement as detailed in that Schedule, without the prior consent in writing of the Majority Lenders);

             (b) any security created under or pursuant to the Charges;

             (c) liens arising solely by operation of law (or by an agreement evidencing the same) and in the ordinary course of its business in respect of indebtedness which (1) has been due for less than 14 days or (2) is being contested in good faith and by appropriate means;

             (d) security arising out of title retention provisions in a supplier's standard conditions of supply of goods acquired by the relevant person in the ordinary course of its operations;

             (e) any security existing at the time of acquisition on or over any asset acquired by it after the date of this Agreement;

             (f) any security created on any asset acquired by it after the date of this Agreement for the sole purpose of financing that acquisition; and

             (g) any other security created or outstanding with the prior consent in writing of the Majority Lenders;

       (iii) Disposals: it will not (whether by a single transaction or a number of related or unrelated transactions and whether at the same time or over a period of time) sell, transfer, lease out, lend or otherwise dispose of (whether outright, by sale-and-repurchase or sale-and-leaseback arrangement, or otherwise) all or substantially all of its assets nor of any part of its assets, which, either alone or when aggregated with all other disposals required to be taken into account under this Clause 15(A)(iii), is substantial in relation to its assets, taken as a whole or the disposal of which (either alone or when so aggregated) could have a material adverse effect on it. The following disposals shall not be taken into account under this Clause 15(A)(iii):-

             (a) disposals in the ordinary course of operations;

             (b) disposals on normal commercial terms of obsolete assets or assets no longer required for the purpose of its business;

             (c) the payment of cash as consideration for the acquisition of any asset on normal commercial terms; and

             (d) any disposal which the Majority Lenders shall have agreed shall not be taken into account;

       (iv) Change of Business: it will ensure that there is no material change in the nature of its business, or the business of itself and its Subsidiaries taken as a whole (whether by a single transaction or a number of related or unrelated transactions, whether at one time or over a period of time and whether by disposal, acquisition or otherwise);


       (v) Guarantees: save for those guarantees listed in Schedule 8, it will not give any guarantee of any of the indebtedness of any person other than in the ordinary course of its trading operations for the indebtedness of a Subsidiary in respect of the supply of goods and services;

       (vi) Financial Ratios:

             (a) Consolidated Tangible Net Worth of FIL will not at any time be less than the aggregate of (1) US$54,000,000, (2) 60 per cent. of positive consolidated net income of FIL and (3) 100 per cent. of new equity in FIL issued after 31 December 1995;

             (b) Leverage will not at any time be more than (1) 2.5 times up to and including the financial year ending 31 March 1997 and (2) 2.0 times thereafter;

             (c) the ratio of Consolidated Current Assets to Consolidated Current Liabilities will not at any time be less than 1.2 to 1;

             (d) the ratio of Earnings Before Interest and Taxes to Interest Expense for each financial quarter of FIL must not be less than 3.0 to 1; and

             (e) FIL shall not declare or pay any dividend in excess of 40 per cent. of its positive consolidated net income for any financial year;

             For the purpose of this Clause 15(A)(vi), "Consolidated Tangible Net Worth", "Consolidated Current Assets", "Consolidated Current Liabilities", "Earnings Before Interest and Taxes" and "Interest Expense'" shall have the meanings set out in Schedule 2;

       (vii) Constitutive Documents: it will not, without the prior written consent of the Facility Agent amend or alter any of the provisions of its constitutive documents relating to its borrowing powers or principal objects;

       (viii) Further Assurance: it will from time to time on request by the Facility Agent or by any Lender through the Facility Agent do or procure the doing of all such acts and will execute or procure the execution of all such documents as the Facility Agent or any Lender may consider reasonably necessary or desirable for giving full effect to this Agreement and the other Transaction Documents or securing to the Facility Agent and the Lenders the full benefits of all rights, powers and remedies conferred upon the Facility Agent and the Lenders in this Agreement and the other Transaction Documents;

       (ix) Dividend Payments: it shall not without prior written consent of the Majority Lenders pay, make or declare any dividend or other distribution in respect of any financial year until the aggregate amount available for distribution to its shareholders in respect of any financial year has been determined and then only in the amount not exceeding forty per cent. (40%) of the aggregate amount so available for distribution and not pay, make or declare any dividend or other distribution for any of its financial years at any time after an Event of Default has occurred.

(B) Security Undertaking: Each Borrower separately covenants and agrees that so long as any amount remains to be lent or remains payable under this Agreement or any other Transaction Document it will ensure that the Value (as defined below) of the Eligible Accounts (as defined below) will at all times be not less than
133.33 per cent. of the Total Secured Debt (as defined below). If at any time the Value of the Eligible Accounts is less than 133.33 per cent. of the Total Secured Debt, the Facility Agent shall notify each Borrower of such determination. Not later than 30 days following such notification, the Borrowers will either (a) prepay its respective outstanding Advances or any part thereof in accordance with the provisions of this Agreement or (b) provide to or procure the provision to the Lenders of additional security (the "Additional Security") of sufficient value (the '"Additional Security Value") and in a form reasonably acceptable to the Majority Lenders so that immediately after such prepayment of its respective Advances or any part thereof or the provision of such Additional Security, the aggregate (as determined by the Lenders) of the Value of the Eligible Accounts and the Additional Security Value of such Additional Security shall be not less than 133.33 per cent. of the Total Secured Debt. Each Borrower will do or procure the doing of all such acts and will execute or procure the execution of all such documents as the Majority Lenders may consider reasonably necessary or desirable for giving full effect to such Additional Security or securing to the Lenders the full benefit of all rights, powers and remedies to be conferred upon the Lenders in such Additional Security. In this Clause 15(B), the expression "Value" means, at any time, the value of the Eligible Accounts at that time determined by the Facility Agent on the basis of the then latest available Borrowing Base Report (either delivered to the Lenders pursuant to Clause 14(v) or otherwise obtained by the Lenders), the expression "Total Secured Debt'" means all sums (whether principal, interest, fee, commission or otherwise) which are or at any time may be or become due from or owing by either of the Borrowers to the Facility Agent, the Facility Lender and/or the Lenders, whether actually or contingently, under or in connection with, or which either has covenanted to pay or discharge to the Facility Agent, the Facility Lender and/or the

Lenders under or pursuant to this Agreement or the Facility Letter and the expression "Eligible Accounts" shall bear the meaning set out in Schedule 6.


16.    DEFAULT

(A)    Events of Default:  The following are Events of Default:-

       (i) Non-Payment: any Obligor does not pay in the manner provided in the Transaction Documents to which it is a party any sum payable thereunder when due; or

       (ii) Breach of Warranty: any representation, warranty or statement by any Obligor in any Transaction Document to which it is a party or in any document delivered under such Transaction Document is not complied with in any material respect or is or proves to have been incorrect in any material respect when made or deemed repeated; or

       (iii) Breach of Undertaking: Clause 2(E), Clause 14 (other than Clause 14(x)) or Clause 15 is not complied with or any condition attached to any waiver or consent given under this Agreement is not fulfilled; or

       (iv) Breach of Other Obligations: any Obligor does not perform or comply with any one or more of its other obligations under the Transaction Documents to which it is a party and, if in the opinion of the Majority Lenders that default is capable of remedy, it is not in the opinion of the Majority Lenders remedied within 21 days of its occurrence; or

       (v) Cross Default: any other indebtedness in respect of borrowed money exceeding US$1,000,000 of any of the Obligors is or is declared to be or is capable of being rendered due and payable before its normal maturity by reason of any actual or potential default, event of default or the like (however described) or is not paid when due nor within any applicable grace period in any agreement relating to that indebtedness or, as a result of any actual or potential default, event of default or the like (however described) any facility relating to any such indebtedness exceeding US$1,000,000 is or is declared to be or is capable of being canceled before its normal expiry date or any person otherwise entitled to use any such facility is not so entitled; or

       (vi) Insolvency: any of the Obligors is (or is, or could be, deemed by law or a court to be) insolvent or unable to pay its debts, stops, suspends or threatens to stop or suspend payment of all or a material part of (or of a particular type of) its indebtedness, begins negotiations or takes any other step with a view to the deferral, rescheduling or other readjustment of all or a material part of (or of a particular type of) its indebtedness, proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors or a moratorium is agreed or declared in respect of or affecting all or a material part of (or of a particular type of) the indebtedness of any of the Obligors; or

       (vii) Enforcement Proceedings: a distress, attachment, execution or other legal process is levied, enforced or sued out on or against all or a material part of the assets of any of the Obligors and is not discharged or stayed within 14 days; or

       (viii) Security Enforceable: any security granted pursuant to a Charge on or over all or a material part of the assets of any of the Obligors becomes enforceable; or

       (ix) Winding-up: any step (other than a step which is of a frivolous or vexatious nature) is taken by any person with a view to the winding-up of any of the Obligors (except for the purpose of and followed by a reconstruction, amalgamation, reorganisation, merger or consolidation on terms approved by the Majority Lenders before that step is taken) or for the appointment of a liquidator (including a provisional liquidator), receiver, judicial manager, trustee, administrator, agent or similar officer of any of the Obligors or over any part of the assets of any of the Obligors; or

       (x) Cessation of Business: any of the Obligors ceases or threatens to cease to carry on all or a substantial part of its business; or

       (xi) Nationalisation: any step is taken by any person or agency with a view to the seizure, compulsory acquisition, expropriation or nationalisation of all or a material part of the assets or shares of any of the Obligors; or

       (xii) Illegality: it is or will become unlawful for any of the Obligors to perform or comply with any one or more of its obligations under any of the Transaction Documents to which it is a party; or

       (xiii)Cessation: any Transaction Document ceases for any reason (or is claimed by any Obligor which is a party thereto not) to be the legal and valid obligations of the Obligor which is party to it, binding upon it in accordance with its terms; or

       (xiv) Authorisation and Consents: any action, condition or thing (including the obtaining of any necessary consent) at any time required to be taken, fulfilled or done for any of the purposes stated in Clause 13(iii) is not taken, fulfilled or done or any such consent ceases to be in full force and effect without modification or any condition in or relating to any such consent is not complied with (unless that consent or condition is no longer required or applicable); or

       (xv) Litigation: any litigation, arbitration or administrative proceeding (other than those which are of a frivolous or vexatious nature) is current or pending to restrain the exercise of any of the rights and/or the performance or enforcement of or compliance with any of the obligations of any Obligor under any Transaction Document to which it is a party or which has or could have a material adverse effect on any of the Obligors taken as a whole; or

       (xvi) Ownership of Obligors: any Obligor (other than FIL) ceases to be a wholly-owned Subsidiary of FIL; or

       (xvii) Charges: the security granted pursuant to a charge created by any of the Charges ceases to apply to the indebtedness of either or both of the Borrowers under this Agreement or the security created or to be created under any of the Charges is in jeopardy; or

       (xviii) Analogous Events: any event occurs which, under the laws of any applicable jurisdiction, has an effect analogous or equivalent to any of the events mentioned in Clauses 16(A)(vi), (vii), (ix) or (xi); or

       (xix) Material Adverse Change: any event occurs or circumstances arise which Lenders whose Outstandings together exceed 75 per cent. of the total Outstandings (or, if there are no Outstandings, Lenders whose Available Commitment together exceed 75 per cent. of the total amount of the Available Commitments of all the Lenders) reasonably determine (a) has a material adverse effect on the financial condition or business of any Obligor or (b) gives reasonable grounds for believing that any Obligor may not (or may be unable to) perform or comply with any one or more of its obligations under any of the Transaction Documents to which it is a party.

(B) Cancellation/Acceleration: If at any time and for any reason (whether within or beyond the control of any party to this Agreement) any Event of Default has occurred then at any time thereafter, so long as such Event of Default is continuing, the Facility Agent may and, if so instructed by the Majority Lenders, shall by notice to the Borrowers declare:-

       (i) the Commitments to be cancelled, whereupon they shall be cancelled; and/or

       (ii) all Advances, all unpaid accrued interest or fees and any other sum then payable under this Agreement to be immediately due and payable, whereupon they shall become so due and payable.


17. DEFAULT INTEREST

(A) Interest on Overdue Sums: If a Borrower does not pay any sum payable under this Agreement (including but not limited to any sum payable under this Clause) when due, it shall pay interest on the amount from time to time outstanding in respect of that overdue sum for the period beginning on its due date and ending on the date of its receipt by the Facility Agent (both before and after judgment) in accordance with this Clause. For the purpose of this Clause, if any payment is received by the Facility Agent on the due date, but after the time required by Clause 12(A) and too late to be made available by the Facility Agent on that due date to the person(s) entitled to it under Clause 12(C), that payment shall be deemed to be received on the next Business Day (but the Facility Agent will give credit to the Borrower for any interest earned by the Facility Agent on the relevant sum pending distribution to such person(s)).

(B) Default Interest Periods and Rates: Interest under this Clause shall be calculated by reference to successive Interest Periods, each of which (other than the first, which shall begin on the due date) shall begin on the last day of the previous one. Each such Interest Period shall be of one month's duration or such other period as the Facility Agent may from time to time select and the rate of interest applicable for all or any part of a particular Interest Period shall be the rate per annum equal to the sum of two per cent. (2%) and the rate which would be applicable to that overdue sum for (or, as the case may be, for that part of) that Interest Period under Clause 8(B) if that overdue sum were a non-overdue Advance, except as follows:-

       (i) subject to the following exceptions, until the third Business Day after the Facility Agent becomes aware of the relevant default, each Interest Period relating to the relevant overdue sum shall be an "overnight" period beginning on one Business Day and ending on the next and the rate of interest for a particular "overnight" period shall be the rate per annum equal to the sum of two per cent. (2%), the applicable Margin and the arithmetic mean (rounded up, if necessary, to the next 1/16 per cent.) of the respective rates quoted by each Reference Bank to the Facility Agent on request as the rate at which it is offering "overnight" deposits in US Dollars for that period in amounts comparable to that overdue sum;

       (ii) if the overdue sum is of principal of an Advance and becomes due before the Repayment Date of that Advance, the first Interest Period applicable to that overdue sum shall end on that Repayment Date and the rate of interest applicable to that sum for that Interest Period shall be the rate per annum equal to the sum of two per cent. and the rate applicable to it immediately before it became due;

       (iii) if any event equivalent to those mentioned in Clause 11(C) occurs in relation to any interest Period applicable to an overdue sum, the rate of interest payable on each person's share of that sum for all or any part of that Interest Period shall be the sum of two per cent. (2%), the applicable Margin and the cost to that person (as certified by it and expressed as a rate per annum) of funding its share during that Interest Period by whatever means it reasonably determines to be most appropriate; and

       (iv) any Interest Period which would otherwise end on a non-Business Day shall instead end on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(C) Notification of Interest Rates: The Facility Agent shall promptly notify the Borrowers and the Lenders of each rate of interest determined in accordance with sub-Clause (B).

(D) Payment and Compounding of Default Interest: Interest accrued under this Clause shall be due on demand by the Facility Agent but, if not previously demanded, shall be paid when due in accordance with Clause 8(D). If not paid when due, such interest shall be added to the overdue sum and itself bear interest accordingly.


18. INDEMNITIES

(A) Miscellaneous Indemnities:

       (i) FIUI shall on demand indemnify the Facility Agent and the Tranche A Lender against any funding or other cost, loss, expense or liability (including any loss of the Margin) reasonably sustained or incurred by it as a result of:-

             (a) a Tranche A Advance not being made by reason of non-fulfilment of any of the conditions in Clause 4(A) or FIUI purporting to revoke a notice requesting a Tranche A Advance;

             (b)    the occurrence or continuance of any Event of Default; or

             (c) the receipt or recovery by any party (or the Facility Agent on its behalf) of all or any part of a Tranche A Advance or overdue sum otherwise than on the Repayment Date of that Tranche A Advance or the Put Option Date or Final Maturity Date or the last day of an Interest Period relating to that overdue sum.

       (ii) FSPL shall on demand indemnify the Facility Agent and the Tranche B Lender against any funding or other cost, loss, expense or liability (including any loss of the Margin) reasonably sustained or incurred by it as a result of:-

             (a) a Tranche B Advance not being made by reason of non-fulfilment of any of the conditions in Clause 4(A) or FSPL purporting to revoke a notice requesting a Tranche B Advance;

             (b) the occurrence or continuance of any Event of Default; or

             (c) the receipt or recovery by any party (or the Facility Agent on its behalf) of all or any part of a Tranche B Advance or overdue sum otherwise than on the Repayment Date of that Tranche B Advance or the Put Option Date or Final Maturity Date or the last day of an Interest Period relating to that overdue sum.

(B) Broken Funding Costs: In the case of sub-Clauses (A)(i) and (A)(ii) above, the amount payable shall in any event include the amount (if any) by which:-

       (i) the amount of interest which the relevant person is able to obtain by placing an amount equal to its share of the relevant Advance or overdue sum on deposit in the Singapore inter-bank market, for the remainder of the relevant Term or Interest Period, as soon as reasonably practicable after it becomes aware that the relevant Advance is not being made or (as the case may be) of the relevant receipt or recovery is less than:-

       (ii) the amount of interest which, in accordance with the expressed terms of this Agreement, would otherwise be payable to that person on its share of that Advance for its Term or (as the case may be) on the relevant amount so received or recovered for the remainder of the relevant Interest Period.

(C) Currency Indemnity:

       (i) US Dollars is the sole currency of account and payment for all sums payable by each of the Borrowers under or in connection with this Agreement, including damages.

       (ii) Any amount received or recovered in a currency other than US Dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up of a Borrower or otherwise) by the Facility Agent or any Lender in respect of any sum expressed to be due to it from a Borrower under this Agreement shall only constitute a discharge to that Borrower to the extent of the amount in US Dollars which the recipient is able, in accordance with its usual practice, to purchase with the amount so received or recovered in such other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

       (iii) If that amount in US Dollars is less than the amount in US Dollars expressed to be due from a Borrower to the recipient under this Agreement, that Borrower shall separately indemnify it against any loss reasonably sustained by it as a result. In any event, that Borrower shall indemnify the recipient against the cost of making any such purchase. For the purpose of this sub-Clause (C), it will be sufficient for the recipient to demonstrate that it would have suffered a loss had an actual exchange or purchase been made. Any person intending to make a claim under this sub-Clause (C) shall deliver to that Borrower (through the Facility Agent) a certificate setting out in reasonable detail the basis and computation of such claim.

(D) Indemnities Separate: Each of the indemnities in this Agreement constitutes a separate and independent obligation from the other obligations in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Facility Agent and/or any Lender and shall continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Agreement or any judgment or other order.


19. THE FACILITY AGENT AND THE SECURITY AGENT

(A) Appointment of Facility Agent: Each Lender irrevocably appoints the Facility Agent to act as its agent for the purpose of this Agreement and the other Transaction Documents and authorises it to take such action and exercise such rights, powers and discretions as are specifically delegated to it by this Agreement and the other Transaction Documents and such other action, rights, powers and discretions as are reasonably incidental. However, the Facility Agent may not begin any legal action or proceeding in the name of a Lender without its consent. The relationship between the Facility Agent and the Lenders is of agent and principal only. The Facility Agent shall not be a trustee for any Lender, nor an agent or trustee for either Borrower or any other Obligor, under or in relation to this Agreement or any of the other Transaction Documents.

(B) Facility Agent's Duties:  The Facility Agent shall:-

       (i) promptly send to each Lender details of each communication received by it from any Obligor under any of the Transaction Documents, except that details of any communication relating to a particular Lender shall be sent to that Lender only;

       (ii) promptly send to each Lender a copy of any legal opinion delivered under this Agreement and of any document or information received by it under Clause 4 or 14;

       (iii) subject to the other provisions of this Clause, act in accordance with any instructions from the Majority Lenders or, if so instructed by the Majority Lenders, refrain from exercising a right, power or discretion vested in it under this Agreement or any other Transaction Document; and

       (iv) have only those duties, obligations and responsibilities expressly specified in this Agreement and the other Transaction Documents.

(C) Facility Agent's Rights:  The Facility Agent may:-

       (i) perform any of its duties, obligations and responsibilities under this Agreement and the other Transaction Documents by or through its personnel or agents;

       (ii) refrain from exercising any right, power or discretion vested in it under this Agreement or any other Transaction Document until it has received instructions from the Majority Lenders as to whether (and, if it is to be, the way in which) it is to be exercised and shall in all cases be fully protected when acting, or (if so instructed) refraining from acting, in accordance with instructions from the Majority Lenders;

       (iii) treat (a) the Lender which makes available any share of an Advance as the person entitled to repayment of that share unless all or part of it has been transferred (or the Facility Agent has received a notice of assignment of all or part of it) in accordance with Clause 23 and (b) the office set under a Lender's name at the end of this Agreement (or, as the case may be, set out in the relevant notice of assignment) as its Lending Office unless the Facility Agent has received from that Lender a notice of change of Lending Office in accordance with Clause 23. The Facility Agent may act on any such transfer or notice until it is superseded by a further transfer or notice;

       (iv) refrain from doing anything which would or might in its reasonable opinion be contrary to any law of any jurisdiction or any directive of any agency of any state or otherwise render it liable to any person and may do anything which is in its opinion necessary to comply with any such law or directive;

       (v) assume that no Event of Default has occurred unless an officer of the Facility Agent, while active on the account of any Obligor, acquires actual knowledge to the contrary; and

       (vi) refrain from taking any step (or further step) to protect or enforce the rights of any Lender under this Agreement or any other Transaction Document until it has been indemnified (or received confirmation that it will be so indemnified) and/or secured to its reasonable satisfaction against any and all costs, losses, expenses or liabilities (including legal fees) which it would or might sustain or incur as a result.

(D) Rights of Facility Agent:  The Facility Agent may:-

       (i) rely on any communication, certificate, legal opinion or other document believed by it to be genuine and assume that any person notified to it by an Obligor as duly authorised to take any action contemplated by the Transaction Documents which that Obligor is a party remains so authorised until it has received notice to the contrary from that Obligor;

       (ii) rely as to any matter of fact which might reasonably be expected to be within the knowledge of an Obligor on a statement by or on behalf of such Obligor;

       (iii) obtain and pay for such legal or other expert advice or services as may to it seem necessary or desirable and rely on any such advice;

       (iv) retain for its own benefit and without liability to account any fee or other sum receivable by it for its own account; and

       (v) accept deposits from, lend money to provide any ordinary or other services to or engage in any kind of banking or other business with any party to the Transaction Documents or any Subsidiary or associated company of any such party (and, in each case, may do so without liability to account).

(E) Exoneration of Facility Agent: Neither the Facility Agent nor any of its personnel or agents shall be:-

       (i) responsible for the adequacy, accuracy, completeness or reasonableness of any representation, warranty, statement, projection, assumption or information in the Information Memorandum, this Agreement or any other Transaction Document or any notice or other document delivered under this Agreement or any other Transaction Document;

       (ii) responsible for the execution, delivery, validity, legality, adequacy, enforceability or admissibility in evidence of this Agreement, any other Transaction Document or any such notice or other document;

       (iii) obliged to enquire as to the occurrence or continuance of an Event of Default; or

       (iv) liable for anything done or not done by it on any of them under or in connection with this Agreement or any other Transaction Document save in the case of its or their own negligence or wilful misconduct.

(F) Facility Agent as Lenders: The Facility Agent shall have the same rights and powers with respect to its Commitment (if any) and its Outstandings (if any) as any other Lender and may exercise those rights and powers as if it were not also acting as Facility Agent.

(G) Non-Reliance on Facility Agent: Each Lender confirms that it has itself been, and will at all times continue to be, solely responsible for making its own independent investigation and appraisal of the business, operation, financial condition, prospects, creditworthiness, status and affairs of the Obligors and their respective Subsidiaries and has not relied, and will not at any time rely, on the Facility Agent and/or any other Lender:-

       (i) to provide it with any information relating to the business, operations, financial condition, creditworthiness, status or affairs of any Obligor or any other person, whether coming into its possession before or after the making of any Advance (except, in the case of the Facility Agent, as stated in sub-Clause (B) above);

       (ii) to check or enquire into the adequacy, accuracy, completeness or reasonableness of any representation, warranty, statement, projection, assumption or information at any time provided by or on behalf of any Obligor or any other person under or in connection with this Agreement or any other Transaction Document (whether or not that information has been or is at any time circulated to it by the Facility Agent), including any contained in the Information Memorandum; or

       (iii) to assess or keep under review the business, operations, financial condition, prospects, creditworthiness, status or affairs of any Obligor or any other person.

(H) Indemnity to Facility Agent: To the extent that the Borrowers do not do so on demand or are not obliged to do so, each Lender shall on demand indemnify the Facility Agent in the proportion borne by its Outstandings to all the Outstandings at the relevant time (or, if there are then no Outstandings, the Tranche A Commitment (in the case of a Tranche A Lender) and the Tranche B Commitment (in the case of the Tranche B Lender) to the aggregate of the Tranche A Commitment and the Tranche B Commitment of all the Tranche B Lenders) against any cost, expense or liability mentioned in Clause 21 or sustained or incurred by the Facility Agent in complying with any instructions from the Majority Lenders or otherwise sustained or incurred by it in connection with this Agreement or any other Transaction Document or its duties, obligations and responsibilities under this Agreement or any other Transaction Document except
(i) routine administrative costs and expenses of the Facility Agent; or (ii) to the extent that they are sustained or incurred as a result of the negligence or wilful misconduct of the Facility Agent or any of its personnel or agents.

(I) Resignation of Facility Agent: Notwithstanding the irrevocable appointment in Clause 19(A), the Facility Agent may resign at any time (after consultation with the Borrowers) if it gives at least 30 days' notice to the Borrowers and the Lenders. However, no resignation shall be effective until the successor has been appointed and accepted its appointment in accordance with this Clause 19(I). The Majority Lenders may appoint a successor to the resigning Facility Agent but, if the successor has not been so appointed and accepted its appointment within 15 days after the date of the notice of resignation, the resigning Facility Agent may appoint a successor Facility Agent, which must be a reputable and experienced bank or financial institution with an office in Singapore. Any appointment of a successor must be in writing, signed by the person(s) appointing that successor and delivered to that successor. Any acceptance of such appointment must be in writing, signed by the person appointed and delivered to the person(s) appointing that successor. The other parties to this Agreement shall be promptly informed of the acceptance by a successor Facility Agent. Upon the successor accepting its appointment, the resigning Facility Agent shall be automatically discharged from any further obligation under this Agreement and its successor and each of the other parties to this Agreement shall have the same rights and obligations among themselves as they would have had if the successor had been the original Facility Agent party to this Agreement. The resigning Facility Agent shall provide its successor with (or with copies of) such records as its successor requires to carry out its duties under this Agreement.

(J) The Security Agent: Each Lender irrevocably appoints the Security Agent to act as its agent for the purpose of the Security Documents and the Security Sharing Agreement and the Borrower and the Lenders acknowledge that the Security Agent will act as the agent of the Lenders for the purposes of the Security Documents upon the terms and subject to the conditions of the Security Sharing Agreement.


20. SET-OFF AND PRO RATA SHARING

(A) Set-Off: Each of the Borrowers separately authorises the Facility Agent or any Lender to apply (without prior notice) any credit balance (whether or not then due) to which it is at any time beneficially entitled on any account at, any sum held to its order by and/or any liability of, any office of that party in or towards satisfaction of any sum then due from it to that or any other party under this Agreement and unpaid and, for that purpose, to convert one currency into another (but so that nothing in this Clause 20(A) shall be effective to create a charge). No party shall be obliged to exercise any of its rights under this Clause, which shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which it is at any time otherwise entitled (whether by operation of law, contract or otherwise). If any party exercises its rights hereunder, it shall promptly notify the relevant Borrower.

(B) Pro Rata Sharing: If at any time the proportion received or recovered (whether by direct payment, by exercise of any right of set-off, combination of accounts or lien, or otherwise) by any Lender in respect of the total sum which has become due to it from a Borrower under this Agreement before that time exceeds the proportion received or recovered by the Tranche A Lender or Tranche B Lenders, as the case may be, receiving or recovering the smallest proportion (if any) then:-

       (i) within two Business Days after receiving a request from the Facility Agent, that Lender shall pay to the Facility Agent an amount equal to the excess;

       (ii) the Facility Agent shall promptly distribute that payment as if it were paid by the relevant Borrower; and

       (iii) as between the Borrowers and the Lenders, that excess amount shall be treated as having been paid to the Lenders to which (and in the proportions in which) it is distributed under (ii) above, rather than as having been paid to that Lender.

Within two Business Days after any Lender receives or recovers any such sum otherwise than by payment through the Facility Agent, that Lender shall notify the Facility Agent of the amount and currency so received or recovered, how it was received or recovered and whether it represents principal, interest or other sums. If all or part of any amount so received or recovered by that Lender has to be refunded by it (with or without interest), each Lender to whom any part of that amount has been distributed shall (within two Business Days after receiving a request from that Lender) in turn pay to that Lender its proportionate share of the amount to be refunded and of any interest required to be paid by that Lender on that amount in respect of all or any part of the period from the date of the relevant distribution to the date of that payment to that Lender.

Any amount received or recovered by a Lender under a novation, assignment, sub-participation (or the like) shall be ignored for the purpose of this Clause 20(B). Furthermore, a Lender shall not be obliged to share any amount which it has received or recovered as a result of taking legal proceedings with any other Lender which had an opportunity to participate in those legal proceedings but did not do so and did not take separate legal proceedings.

This Clause 20(B) shall apply, with any necessary modifications, to any amount set-off under Clause 20(A) above by any party to this Agreement in respect of any sum due to any other party under this Agreement.


21. EXPENSES AND STAMP DUTY

       Whether or not any Advance is made under this Agreement:-

       (i) Initial Expenses: FIUI and FSPL shall pay on demand, each in the proportion borne by the Tranche A Facility or the Tranche B Facility, as the case may be, to the total of the Tranche A Facility and the Tranche B Facility, all reasonable costs and expenses (including legal fees and all goods and services, value added and other duties or taxes payable on such costs and expenses) incurred by the Facility Agent in connection with the preparation or entry into of, this Agreement and the other Transaction Documents and/or any amendment of, supplement to or waiver in respect of this Agreement and/or any other Transaction Document;

       (ii) Enforcement Expenses: FIUI shall pay on demand, all costs and expenses (including legal fees on a full indemnity basis and all goods and services, value added and other duties or taxes payable on such costs and expenses) incurred by the Facility Agent in the administration of, or by the Facility Agent or the Tranche A Lender in protecting or enforcing any rights under, this Agreement and/or any other Transaction Document and/or any such amendment, supplement or waiver where such rights relate to or are otherwise in connection with the Tranche A Facility;

       (iii) Enforcement Expenses: FSPL shall pay on demand, all costs and expenses (including legal fees on a full indemnity basis and all goods and services, value added and other duties or taxes payable on such costs and expenses) incurred by the Facility Agent in the administration of, or by the Facility Agent or any Tranche B Lender in protecting or enforcing any rights under, this Agreement and/or any other Transaction Document and/or any such amendment, supplement or waiver where such rights relate to or are otherwise in connection with the Tranche B Facility; and

       (iv) Stamp Duty: FIUI and FSPL shall pay promptly, and in any event before any interest or penalty becomes payable, each in the proportion borne by the Tranche A Facility or the Tranche B Facility, as the case may be, to the total of the Tranche A Facility and the Tranche B Facility, any goods and services, value added, stamp, documentary, registration or similar duty or tax payable in connection with the entry into, registration, performance, enforcement or admissibility in evidence of this Agreement and/or any other Transaction Document and/or any such amendment, supplement or waiver, and shall indemnify the Facility Agent and the Lenders in the same proportion as aforesaid against any liability with respect to or resulting from any delay in paying or omission to pay any such duty or tax.


22. CALCULATIONS AND EVIDENCE

(A) Basis of Calculation: All interest (including default interest) and commitment fee shall accrue from day to day and shall be calculated on the basis of a year of 360 days and the actual number of days elapsed.

(B) Accounts: The entries made in the accounts maintained by each Lender in accordance with its usual practice shall be prima facie evidence of the existence and amounts of the obligations of the Borrowers recorded in them.

(C) Certificate Conclusive: A certificate by the Facility Agent or any Lender as to any sum payable to it under this Agreement and any other certificate, determination, notification, opinion or the like of the Facility Agent or any Lender or the Majority Lenders provided for in this Agreement, shall in the absence of manifest error or error in the computation of any sum mentioned therein, be final and binding on the parties hereto.


23. ASSIGNMENT

(A) Benefit and Burden of this Agreement: This Agreement shall benefit and be binding on the parties, their respective successors and any permitted assignee or transferee of some or all of a party's rights or obligations under this Agreement. Any reference in this Agreement to any party shall be construed accordingly.

(B) Borrowers: Neither Borrower may assign or transfer all or part of its rights or obligations under this Agreement.

(C) Lenders:

       (i) Any Lender may assign all or part of its rights or transfer all or part of its obligations under this Agreement and the other Transaction Documents to any bank or financial institution without the consent of any party (save that any assignment or transfer of part of a Lender's Tranche A Commitment or Tranche B Commitment, as the case may be, shall be at least US$3,000,000 or such smaller amount as the Facility Agent may agree). Any such transfer shall become effective when the Facility Agent and the Borrowers have been notified of it by that Lender and have received from the transferee an undertaking (addressed to all the parties to this Agreement) to be bound by this Agreement and to perform the obligations transferred to it.

       (ii) Any such assignee or transferee shall be and be treated as a party for all purposes of this Agreement and shall be entitled to the full benefit of this Agreement to the same extent as if it were an original party in respect of the rights or obligations assigned or transferred to it.

       (iii) Any such assignee or transferee shall pay to the Facility Agent for its own account a recordation fee of US$500. Such recordation fee shall be payable on the date of such assignment or transfer.

(D) Lending Offices: The initial Lending Office of each Lender is set under its name at the end of this Agreement. Any Lender may at any time change its Lending Office in relation to all or a specified part of its Available Commitments (if any) and/or its Outstandings by notifying the Facility Agent of the telex number, fax number and address of its new Lending Office.

(E) No Adverse Effect: If, at any time, any Lender assigns or transfers any of its rights, benefits and obligations hereunder or transfers its Lending Office or any of its sub-participants assigns or transfers any of that sub-participant's rights against a Lender and, at the time of such assignment or transfer there arises an obligation on the part of either Borrower under Clauses 10(B), 11(A) or 11(B) to pay to such Lender or its assignee or transferee any amount in excess of the amount it would have then been obliged to pay but for such assignment or transfer, then that Borrower shall not be obliged to pay the amount of such excess.

(F) Reference Banks: If a Reference Bank assigns all of its rights under this Agreement or its Outstandings are prepaid under Clause 11, it shall be replaced as a Reference Bank by such other Lender as the Facility Agent (after consultation with the Borrowers) shall designate by notice to the Borrowers and the Lenders.

(G) Disclosure of Information:

       (i) The Facility Agent or any Lender may disclose to a potential assignee, transferee or sub-participant or any other person proposing to enter into contractual arrangements with any Lender in relation to this Agreement or any other Transaction Document such information about the Borrowers, the other Obligors and the Group as it may think fit.

       (ii) The Facility Agent and any Lender may disclose any information relating to the Obligors, the Tranche A Facility or the Tranche B Facility to any branch, unit or department of the Facility Agent or any Lender or any of its related and affiliated companies for the purpose of credit approval, assessment, administration or, as the case may be, for information generally.

24. REMEDIES, WAIVERS, AMENDMENTS AND CONSENTS

(A) No Implied Waivers, Remedies Cumulative: No failure on the part of the Facility Agent or any Lender to exercise, and no delay on its part in exercising, any right or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies (whether provided by law or otherwise).

(B) Amendments, Waivers and Consents: Any provision of this Agreement may be amended only if the Borrowers and the Majority Lenders so agree in writing and any Event of Default, provision or breach of any provision of this Agreement may be waived before or after it occurs only if the Majority Lenders so agree in writing but:-

       (i) an amendment which puts one or more Lenders in a better or worse position than one or more other Lenders or changes (except as provided herein) or relates to (a) the amount of the Available Tranche A Facility or the Available Tranche B Facility or any Lender's Commitment or Available Commitment, (b) the Commitment Termination Date, (c) the Put Option Date, (d) the amount or currency of the Advances, (e) the amount or date of any repayment, (f) the length of Terms or Interest Periods,
       (g) the rate or date(s) of payment of interest, (h) the amount or date(s) of payment of any fee payable under Clause 9, (i) the currency of any payment, (j) the definition of "Majority Lenders" or (k) this Clause 24(B), shall require the agreement of all the Lenders and (in the case of an amendment or supplement) the Borrowers also; and

       (ii) an amendment or waiver which changes or relates to the rights and/or obligations of the Facility Agent shall require its agreement also.

Any such waiver, and any consent by the Facility Agent or the Lenders under any provision of this Agreement, must be in writing and may be given subject to any conditions thought fit by the person giving that waiver or consent. Any waiver or consent shall be effective only in the instance and for the purpose for which it is given.


25. COMMUNICATIONS

(A) Addresses: Each communication under this Agreement shall be made in writing but, unless otherwise stated, may be made by fax, telex or letter. Each communication or document to be delivered to any party under this Agreement shall be sent to that party at the fax or telex number or address, and marked for the attention of the person (if any), from time to time designated by that party to the Facility Agent (or, in the case of the Facility Agent, by it to each other party) for the purpose of this Agreement. The initial fax number, telex number, address and person (if any) so designated by each party are set out under its name at the end of this Agreement. Any communication or document from or to the Borrowers shall be sent to, by or through the Facility Agent.

(B) Deemed Delivery: Any communication from a Borrower shall be irrevocable, and shall not be effective until received by the Facility Agent. Any other communication to any person under this Agreement shall be deemed to have been received by that person (if sent by fax or telex) on the day of despatch or (in any other case) when left at the address required by Clause 25(A) above or 7 days after being put in the registered post (by airmail if to another country) postage prepaid and addressed to it at that address.

(C) Language: All communications and documents shall either be in English or accompanied by a certified translation into English by a translator reasonably acceptable to the Facility Agent. If there is a conflict, the English translation shall prevail over the original language version, except in the case of documents delivered with any certificate referred to in paragraph 1 of Part 1 of Schedule 2.


26. PARTIAL INVALIDITY

       The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.


27. NATURE OF RIGHTS AND OBLIGATIONS

(A) Liability Several: The liability of the Lenders is several. Except for a Borrower's responsibility for the obligations of the other Borrower, no party to this Agreement shall be responsible for the obligations of any other party. The failure of a Lender to perform its obligations shall not release any other party from its obligations.

(B) Rights Several: The rights of the Lenders are also several. The amount at any time owing by a Borrower to any party under this Agreement shall be a separate and independent debt from the amount owing to any other party.


28. COUNTERPARTS

       This Agreement may be signed in any number of counterparts, all of which taken together and when delivered to the Facility Agent shall constitute one and the same instrument. Any party may enter into this Agreement by signing any such counterpart.


29. GOVERNING LAW AND JURISDICTION

(A) Governing Law: This Agreement shall be governed by and construed in accordance with the laws of Singapore.

(B) Singapore Courts: For the benefit of the Facility Agent and each Lender, all the parties irrevocably agree that the courts of Singapore are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that, accordingly, any legal action or proceedings arising out of or in connection with this Agreement ("Proceedings") may be brought in those courts and each Borrower irrevocably submits to the non-exclusive jurisdiction of those courts.

(C) Other Competent Jurisdiction: Nothing in this Clause 29 shall limit the right of the Facility Agent and/or any Lender to take Proceedings against any Borrower in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the Facility Agent and/or any Lender from taking Proceedings in any other jurisdiction, whether concurrently or not.

(D) Venue: Each of the Borrowers and the Guarantors irrevocably waives any objection which it may at any time have to the laying of the venue of any Proceedings in any court referred to in this Clause 29 and any claim that any such Proceedings have been brought in an inconvenient forum. Each party irrevocably waives all right to trial by jury in any Proceedings.

(E) Service of Process:

       (i) FIUI irrevocably appoints Flextronics International Limited at 36 Robinson Road #18-01 City House, Singapore 068877 and its successors (now of Singapore to receive, for it and on its behalf, service of process in any Proceedings in Singapore. Such service shall be deemed completed on delivery to the relevant process agent (whether or not it is forwarded to and received by FIUI. If for any reason the process agent ceases to be able to act as such or no longer has an address in Singapore, as the case may be, the FIUI irrevocably agrees to appoint a substitute process agent reasonably acceptable to the Facility Agent, and to deliver to the Facility Agent a copy of the new agent's acceptance of that appointment, within 30 days.

       (ii) Each Borrower each irrevocably consent to any process in any Proceedings anywhere being served by mailing a copy by registered or prepaid airmail post to it in accordance with Clause 25. Such service shall become effective 30 days after mailing.

       (iii) Nothing shall affect the right to serve process in any other manner permitted by law.

(F) Consent to Enforcement etc.: Each Borrower irrevocably and generally consents in respect of any Proceedings anywhere to the giving of any relief or the issue of any process in connection with those Proceedings including. without limitation, the making, enforcement or execution against any assets whatsoever (irrespective of their use or intended use) of any order or judgment which may be made or given in those Proceedings.

(G) Waiver of Immunity: Each Borrower irrevocably agrees that, should any party take any Proceedings anywhere (whether for an injunction, specific performance, damages or otherwise), no immunity (to the extent that it may at any time exist, whether on the grounds of sovereignty or otherwise) from those Proceedings, from attachment (whether in aid of execution, before judgment or otherwise) of its assets or from execution of judgment shall be claimed by it or on its behalf or with respect to its assets, any such immunity being irrevocably waived. Each of them irrevocably agrees that it and its assets are, and shall be, subject to such Proceedings, attachment or execution in respect of its obligations under this Agreement.


30. ARBITRATION

(A) Option: For the benefit of the Lenders, each Borrower hereby irrevocably agrees that at the option of the Lenders, any dispute arising out of or in connection with this Agreement may be referred to and finally resolved by arbitration in Singapore in accordance with the Arbitration Rules of the Singapore International Arbitration Centre for the time being in force (the "Rules"). The Rules are deemed to be incorporated by reference into this Clause. The tribunal conducting the arbitration (the "Tribunal") shall consist of three arbitrators to be appointed pursuant to the Rules. The arbitration shall be conducted in the English language.

(B) Final and Binding: To the extent that the Lenders exercise its option under Clause 30(A), the decision of the Tribunal shall be final, binding and incontestable and enforceable in accordance with its terms and the award may be entered into or registered in any court of Singapore or elsewhere having jurisdiction.

                                     SCHEDULE 1


                                  TRANCHE B LENDERS


Tranche B Lenders                                                Tranche B Commitment


THE FIRST NATIONAL BANK OF BOSTON, SINGAPORE BRANCH                      US$6,000,000

DE NATIONALE INVESTERINGSBANK ASIA LTD                                   US$4,200,000

ABN AMRO BANK, N.V., SINGAPORE BRANCH                                    US$3,000,000

BAYERISCHE VEREINSBANK AG, SINGAPORE BRANCH                              US$3,000,000

CITIBANK, N.A. (SINGAPORE BRANCH)                                        US$3,000,000

MALAYAN BANKING BERHAD, SINGAPORE BRANCH                                 US$3,000,000

SOCIETE GENERALE, SINGAPORE BRANCH                                       US$3,000,000

TAT LEE BANK LIMITED                                                     US$1,800,000

                                     SCHEDULE 2

                                FINANCIAL DEFINITIONS


Definitions of "Consolidated Total Liabilities", "Contingent Liabilities", "Consolidated Tangible Net Worth ", "Consolidated Current Assets", "Consolidated Current Labilities", "Earnings Before Interest and Taxes" and "Interest Expense" in this Schedule shall be determined from the consolidated accounts of FIL.

"Aggregate Bank         in relation to FIL and its Subsidiaries, the amount for
Borrowings"             the time being, calculated on a consolidated basis in
                        accordance with generally accepted accounting principles in the United States, equal to the aggregate of:-

                        (i) bank overdrafts and any part of any other indebtedness in respect of Borrowed Moneys maturing within 12 months;

                        (ii) all other indebtedness whatsoever of FIL and its Subsidiaries in respect of Borrowed Moneys;

                        (iii) the principal amount raised by acceptances under
                              any acceptance credit in favour of FIL or any of its Subsidiaries; and

                        (iv) the face amount of any bills of exchange (other than cheques) or other instruments upon which FIL or any of its Subsidiaries is liable as drawer, acceptor or endorser,

                        provided that no indebtedness shall be included in a calculation of Aggregate Bank Borrowings more than once.

"Borrowed Moneys"       includes without limitation the following except insofar
                        as otherwise taken into account:-

                        (i) the principal amount (together with any fixed or minimum premium payable on final repayment) for the time being owing in respect of any loan, debenture, debenture stock, bond or any other instrument (excluding guarantees and indemnities) creating or evidencing indebtedness of FIL and its Subsidiaries but so that in the case of a debenture, debenture stock, bond or other instrument (excluding guarantees and indemnities) created or evidencing collateral security the amount to be taken into account shall be the principal amount thereof or the amount for the time being outstanding of the borrowing or indebtedness collaterally secured, whichever is the lesser;

                        (ii) the principal amount payable in respect of any overdraft or other similar indebtedness of FIL and its Subsidiaries;

                        (iii) amounts raised by FIL and its Subsidiaries by
                              acceptances under any acceptance credit opened on its behalf and the principal amount recoverable from FIL and its Subsidiaries in respect of bills or receivables discounted;

                        (iv) amounts outstanding under all agreements entered into by FIL and its Subsidiaries for the leasing, hire purchase, conditional purchase or purchase on deferred terms and similar transactions in relation to any property other than land or buildings; and


                        (v) amounts raised by FIL and its Subsidiaries by factoring its hire-purchase receivables without recourse.

"Consolidated Current   the aggregate value of all tangible assets of FIL and
Assets"                 its Subsidiaries which would be realised in the normal
                        course of business within 12 months including cash, debtors (less provision for bad and doubtful debts) due and payable on demand or within 12 months, marketable stock in trade (less provision for obsolete or slow moving stock) work in progress, marketable investments and short term deposits (being deposits for twelve months or less) and other assets not otherwise taken into account properly included as "current assets" under generally accepted accounting practice in the United
                        States but excluding any assets held on trust and indebtedness from or investment in any Subsidiaries.

"Consolidated Current   the aggregate amount of all liabilities present or
Liabilities"            future of FIL and its Subsidiaries due for payment on
                        demand or within 12 months including if so payable but not limited to:-

                        (i) the aggregate principal amount of all Borrowed Moneys (including any current portion of long and medium term borrowings) with any fixed or minimum premium payable on final payment;

                        (ii)  any sums due to trade creditors;

                        (iii) proposed dividends;

                        (iv)  any liability for tax; and

                        (v) all other indebtedness properly included as "current liabilities" under good United States accounting practice.

"Consolidated Total     at any time the aggregate amount, calculated on a
Liabilities"            consolidated basis in accordance with generally accepted
                        accounting principles in the United States, of all secured and unsecured liabilities of FIL and its Subsidiaries (other than liabilities of FIL to any of its Subsidiaries in respect of Borrowed Moneys which are subordinated to, or rank for payment or discharge after, the payment obligations of FIL under its Guarantee).

"Earnings Before        in respect of any financial period of FIL the amount for
 Interest and Taxes"    the time being, calculated on a consolidated basis in
                        accordance with generally accepted accounting principles in the United States, equal to the consolidated profits before tax, interest expense and extraordinary items of FIL and its Subsidiaries for such financial period.

"Interest Expense"      in respect of any financial period of FIL all the
                        interest payments payable to financial institutions in respect of the Aggregate Bank Borrowings during such financial period.

"Consolidated           the amount for the time being, calculated in accordance
Tangible Net Worth"     with generally accepted accounting principles in the
                        United States, equal to the aggregate of:-

                        (i) the nominal capital of FIL for the time being issued and paid up; and

                        (ii) the amounts standing to the credit of the capital and revenue reserves (including share premium account, capital redemption reserve fund and profit and loss account) of FIL and its Subsidiaries on a consolidated basis, all as shown in the then latest audited consolidated balance sheet of FIL and its Subsidiaries but after:-

                        (a) making such adjustments as may be appropriate in respect of any variation in the issued and paid up share capital, the share premium account and the capital redemption reserve fund of FIL or any of its Subsidiaries since the date of latest audited consolidated balance sheet;

                        (b)   deducting:-

                              (1) an amount equal to any distribution by FIL or any of its Subsidiaries to persons other than FIL or its Subsidiaries out of profits earned prior to the date of the latest audited consolidated balance sheet and which have been declared or made since that date except so far as provided for in such balance sheet and/or paid or due to be paid to FIL or any of its Subsidiaries;

                              (2)   all goodwill and other intangible assets;

                              (3) any debit balances on consolidated profit and loss account; and

                              (4) any amounts arising from a writing-up after the date of this Agreement of the book values of any property of FIL or any of its Subsidiaries (any increases in the book value of property which results from its transfer being deemed for this purpose to have arisen from a writing-up),

                        (c) making such other adjustments (if any) as the auditors of FIL for the time being consider appropriate.

                                     SCHEDULE 3


                                       Part 1


                                CONDITIONS PRECEDENT



1. Certificates from each of FIUI, FSPL, FIL, FIM and FMSB dated on or after the date of this Agreement and not more than 7 Business Days before the date of the notice requesting the first Advance, substantially in the form set out in Parts 2, 3, 4, 5 and 6 of this Schedule respectively, duly executed by a Director of each of them respectively, together with the documents stated by the relevant certificate as being delivered with it.


2. Evidence of the acceptance of the appointment of the process agent appointed in Clause 29.


3. All the Guarantees and Charges together with all other documents which may be required or necessary for the purposes of perfecting all the Guarantees and Charges duly executed by the relevant Obligors.


4.      Evidence that the security created by the Charges has been perfected.


5. A legal opinion dated on or after the date of this Agreement and not more than 7 Business Days before the date of the notice requesting the first Advance from:-

        (i) Drew & Napier, legal advisers in Singapore to the Facility Agent and the Lenders as to such matters of the laws of Singapore relevant to this Agreement and the other Transaction Documents as the Facility Agent may request;

        (ii) Lee, Ong & Kandiah, legal advisers in Malaysia to the Lenders as to such matters of the laws of Malaysia relevant to this Agreement and the other Transaction Documents as the Facility Agent may request; and

        (iii) Orrick, Herrington & Sutcliffe, legal advisers in the State of California, U.S.A. to the Facility Agent and the Lenders as to such matters of the laws of the State of California and the U.S.A. relevant to this Agreement and the other Transaction Documents as the Facility Agent may request.

                                     SCHEDULE 3


                                       Part 2


                                     CERTIFICATE
                                (to be given by FIUI)



                                [Letterhead of FIUI]




To:    [The Facility Agent and Lenders                     Date:
       parties to the Agreement referred to below.]



I refer to the Revolving Credit Agreement dated [_] between Flextronics International USA, Inc. (the "Company"), Flextronics Singapore Pte Ltd and yourselves (the "Agreement"). l am [the Secretary] [an Assistant Secretary] of the Company and HEREBY CERTIFY and WARRANT as follows:-

1.     I am duly authorised to give this Certificate.

2. The Company is carrying on business as authorised under its Articles of Incorporation and Bylaws.

3. Attached to this Certificate are true, complete, correct and up-to-date copies of:-

       (i) the minutes of a meeting (the "Meeting") of the Board of Directors of the Company duly convened and held on [_] at which a quorum was present and voting throughout, the resolutions (the "Resolutions") set out in the minutes having been duly adopted and not having been rescinded, modified or superseded; and

       (ii)  the Articles of Incorporation and Bylaws of the Company.

4. The persons specified as being present at the Meeting were at the date thereof all Directors of the Company.

5. The borrowing by the Company under the Agreement, the entry into and performance by the Company of the Agreement and the Charge, the creation by the Company of the security expressed to be created by the Charge, and the performance by the Company of the other actions authorised by the Resolutions are within the powers of the Company under its Articles of Incorporation and Bylaws and do not require any consent on the part of the shareholders of the Company or of any class of the shareholders thereof and are not precluded by nor will they infringe the provisions of its Articles of Incorporation or Bylaws or any trust, deed, mortgage, charge, agreement or other instrument binding upon the Company.

6. The Company has passed no resolution purporting to alter its Articles of Incorporation or Bylaws within the 21 days preceding the date of this Certificate.

7. The Agreement and the Charge have been unconditionally executed and delivered by the Company.

8. No liquidation or dissolution proceedings with respect to the Company have been commenced by any person or are intended or anticipated by the Company and no order or resolution for the winding-up of the Company has to the best of my knowledge and belief having made all reasonable enquiries, been made, proposed or threatened.

9. No appointment or notice of the appointment of a receiver or judicial manager of the Company or any of its assets or property has been made or given or, to the best of my knowledge and belief having made all reasonable enquiries, proposed or threatened.

10. There has been no material adverse change in the Company's financial condition or operations since 31 March 1995, nor in the consolidated financial condition or operations of the Company and its respective Subsidiaries since that date save as disclosed to the Lenders in writing.

11.    (i)   The information in the Information Memorandum was true, complete and accurate in all material respects at the date thereof.

       (ii) There are no material facts or circumstances which have not been disclosed to the Facility Agent and the Lenders and which could make any of such information, protections or forecasts untrue, incomplete, inaccurate or misleading in any material respect or which, if disclosed, might reasonably be expected to adversely affect the decision of a person considering whether to provide financing to the Company.

12. No information, exhibit or report furnished in writing by the Company to the Facility Agent or any of the Lenders in connection with the negotiation of the Agreement and the other Transaction Documents contained any misstatement of fact as at the date of such exhibit or report or as at the date when such information was given which was material in the context of the Agreement and/or the other Transaction Documents or omitted to state a fact as at such date which in any such case would be materially adverse to the interests of the Facility Agent and/or any of the Lenders under the Agreement and the other Transaction Documents.

13.    Below is a complete list of the Directors of the Company:-




14.    The Secretary of the Company is [_].


15. Below are the identified signatures of the officers of the Company who were given power to sign the Agreement on behalf of the Company[, to attest to the affixing of the Corporate Seal of the Company to the Charge] and to sign all notices and communications required or permitted to be given by or on behalf of the Company under or for the purposes of the Agreement and the Charge:-

       Name               Position Held                    Signature

[16.   The Corporate Seal of the Company has been duly:-

       (i)   adopted by a resolution of the Board of Directors of the Company;
and

       (ii)  affixed to the Charge.]

[17.   Below is an impression of the Corporate Seal of the Company:-]








Words and expressions used in this Certificate shall bear the same meaning as herein as in the Resolutions.




Dated:





[Secretary] [Assistant Secretary]

                                     SCHEDULE 3


                                       Part 3


                                     CERTIFICATE
                                (to be given by FSPL)


                                [Letterhead of FSPL]



To:    [The Facility Agent and Lenders                     Date:
       parties to the Agreement referred to below.]


I refer to the Revolving Credit Agreement dated [_] between Flextronics International USA, Inc., Flextronics Singapore Pte Ltd (the "Company") and yourselves (the "Agreement"). I am a Director of the Company and HEREBY CERTIFY and WARRANT as follows:-

1.     I am duly authorised to give this Certificate.

2. The Company is carrying on business as authorised under its [Memorandum and Articles of Association].

3. Attached to this Certificate are true, complete, correct and up-to-date copies of:-

       (i) the minutes of a meeting (the "Meeting") of the Board of Directors of the Company duly convened and held on [_] at which a quorum was present and voting throughout, the resolutions (the "Resolutions") set out in the minutes having been duly adopted and not having been rescinded, modified or superseded; and

       (ii)  the [Memorandum and Articles of Association] of the Company.

4.     The persons:-

       (i)   specified as being present at the Meeting;

       (ii)  signing on behalf of the Company the Agreement; and

       (iii) attesting to the affixing of the Common Seal of the Company to the Charge, were at the date thereof all Directors of the Company.

5. The borrowing by the Company under the Agreement, the entry into and performance by the Company of the Agreement and the Charge, the creation by the Company of the security expressed to be created by the Charge, and the performance by the Company of the other actions authorised by the Resolutions are within the powers of the Company under its [Memorandum of Association], exercisable by the Directors under its [Articles of Association] and do not require any consent on the part of the Company in General Meeting or of any class of the members thereof and are not precluded by nor will they infringe the provisions of its [Memorandum or Articles of Association] or any trust, deed, mortgage, charge, agreement or other instrument binding upon the Company.

6. The Company has passed no resolution purporting to alter its [Memorandum or Articles of Association] within the 21 days preceding the date of this Certificate.

7. The Agreement and the Charge have been unconditionally executed and delivered by the Company.

8. No liquidation or dissolution proceedings with respect to the Company have been commenced by any person or are intended or anticipated by the Company and no order or resolution for the winding-up of the Company has, to the best of my knowledge and belief having made all reasonable enquiries, been made, proposed or threatened.

9. No appointment or notice of the appointment of a receiver or judicial manager of the Company or any of its assets or property has been made or given or, to the best of my knowledge and belief having made all reasonable enquiries, proposed or threatened.

10. There has been no material adverse change in the Company's financial condition or operations since 31 March 1995, nor in the consolidated financial condition or operations of the Company and its respective Subsidiaries since that date save as disclosed to the Lenders in writing.

11.    (i)   The information in the Information Memorandum was true, complete and accurate in all material respects at the date thereof.

       (ii) There are no material facts or circumstances which have not been disclosed to the Facility Agent and the Lenders and which could make any of such information, projections or forecasts untrue, incomplete, inaccurate or misleading in any material respect or which, if disclosed, might reasonably be expected to adversely affect the decision of a person considering whether to provide financing to the Company.

12. No information, exhibit or report furnished in writing by the Company to the Facility Agent or any of the Lenders in connection with the negotiation of the Agreement and the other Transaction Documents contained any misstatement of fact as at the date of such exhibit or report or as at the date when such information was given which was material in the context of the Agreement and/or the other Transaction Documents or omitted to state a fact as at such date which in any such case would be materially adverse to the interests of the Facility Agent and/or any of the Lenders under the Agreement and the other Transaction Documents.

[13.   No notice has been received by the Company under Section 254(2)(a) or
       Section 344(1) of the Companies Act Chapter 50.]

14.    Below is a complete list of the Directors of the Company:-






15.    The Secretary of the Company is [_].

16. Below are the identified signatures of the persons who were given power to sign the Agreement on behalf of the Company, to attest to the affixing of the Common Seal of the Company to the Charge and to sign all notices and communications required or permitted to be given by or on behalf of the Company under or for the purposes of the Agreement and the Charge:-

       Name               Position Held                    Signature

                          Director

                          Director

17.    The Common Seal of the Company has been duly:-

       (i)   adopted by a resolution of the Board of Directors of the Company;
             and

       (ii)  affixed to the Charge.

18.    Below is an impression of the Common Seal of the Company:-


Words and expressions used in this Certificate shall bear the same meaning as herein as in the Resolutions.



Dated:






Director

                                     SCHEDULE 3


                                       Part 4


                                     CERTIFICATE
                                (to be given by FIL)


                                 [Letterhead of FIL]




To:    [The Facility Agent and Lenders                     Date:
       parties to the Agreement referred to below.]



I refer to the Revolving Credit Agreement dated [s] between Flextronics International USA, Inc., Flextronics Singapore Pte Ltd and yourselves (the "Agreement"). I am a Director of Flextronics International Limited (the "Company") and HEREBY CERTIFY and WARRANT as follows:-

1.     I am duly authorised to give this Certificate.

2. The Company is carrying on business as authorised under its [Memorandum and Articles of Association].

3. Attached to this Certificate are true, complete, correct and up-to-date copies of:-

       (i) the minutes of a meeting (the "Meeting") of the Board of Directors of the Company duly convened and held on [s] at which a quorum was present and voting throughout, the resolutions (the "Resolutions") set out in the minutes having been duly adopted and not having been rescinded, modified or superseded; and

       (ii)  the [Memorandum and Articles of Association] of the Company.

4.     The persons:-

       (i)   specified as being present at the Meeting; and

       (ii) attesting to the affixing of the Common Seal of the Company to the Guarantee,

       were at the date thereof all Directors of the Company.

5. The entry into and performance by the Company of the Guarantee and the performance by the Company of the other actions authorised by the Resolutions are within the powers of the Company under its [Memorandum of Association], exercisable by the Directors under its [Articles of Association] and do not require any consent on the part of the Company in General Meeting or of any class of the members thereof and are not precluded by nor will they infringe the provisions of its [Memorandum or Articles of Association] or any trust, deed, mortgage, charge, agreement or other instrument binding upon the Company.

6. The Company has passed no resolution purporting to alter its [Memorandum or Articles of Association] within the 21 days preceding the date of this Certificate.

7. The Guarantee has been unconditionally executed and delivered by the Company.

8. No liquidation or dissolution proceedings with respect to the Company have been commenced by any person or are intended or anticipated by the Company and no order or resolution for the winding-up of the Company has, to the best of my knowledge and belief having made all reasonable enquiries, been made, proposed or threatened.

9. There has been no material adverse change in the Company's financial condition or operations since 31 March 1995, nor in the consolidated financial condition or operations of the Company and its respective Subsidiaries since that date save as disclosed to the Lenders in writing.

10.    (i)   The information in the Information Memorandum was true, complete and accurate in all material respects at the date thereof.

       (ii) There are no material facts or circumstances which have not been disclosed to the Facility Agent and the Lenders and which could make any of such information, projections or forecasts untrue, incomplete, inaccurate or misleading in any material respect or which, if disclosed, might reasonably be expected to adversely affect the decision of a person considering whether to provide financing to the Company.

11. No information, exhibit or report furnished in writing by the Company to the Facility Agent or any of the Lenders in connection with the negotiation of the Agreement and the other Transaction Documents contained any misstatement of fact as at the date of such exhibit or report or as at the date when such information was given which was material in the context of the Agreement and/or the other Transaction Documents or omitted to state a fact as at such date which in any such case would be materially adverse to the interests of the Facility Agent and/or any of the Lenders under the Agreement and the other Transaction Documents.

12. No appointment or notice of the appointment of a receiver or judicial manager of the Company or any of its assets or property has been made or given or, to the best of my knowledge and belief having made all reasonable enquiries, proposed or threatened.

[13.   No notice has been received by the Company under Section 254(2)(a) or
       Section 344(1) of the Companies Act Chapter 50.]

14.    Below is a complete list of the Directors of the Company:-






15.    The Secretary of the Company is [_].

16. Below are the identified signatures of the persons who were given power to attest to the affixing of the Common Seal of the Company to the Guarantee and to sign all notices and communications required or permitted to be given by or on behalf of the Company under or for the purposes of the Guarantee:-

       Name                      Position Held                   Signature


        _                        Director


        _                        Director


17.    The Common Seal of the Company has been duly:-

       (i)   adopted by a resolution of the Board of Directors of the Company;
             and

       (ii)  affixed to the Guarantee.

18.    Below is an impression of the Common Seal of the Company:-

Words and expressions used in this Certificate shall bear the same meaning as herein as in the Resolutions.




Dated:








Director

                                     SCHEDULE 3


                                       Part 5


                                     CERTIFICATE
                                (to be given by FIM)


                                 [Letterhead of FIM]




To:    [The Facility Agent and Lenders                     Date:
       parties to the Agreement referred to below.]



I refer to the Revolving Credit Agreement dated [_] between Flextronics international USA, Inc., Flextronics Singapore Pte Ltd and yourselves (the "Agreement"). l am a Director of Flex International Marketing (L) Ltd (the "Company") and HEREBY CERTIFY and WARRANT as follows:-

1.     I am duly authorised to give this Certificate.

2. The Company is carrying on business as authorised under its [Memorandum and Articles of Association].

3. Attached to this Certificate are true, complete, correct and up-to-date copies of:-

       (i) the minutes of a meeting (the "Meeting") of the Board of Directors of the Company duly convened and held on [s] at which a quorum was present and voting throughout, the resolutions (the "Resolutions") set out in the minutes having been duly adopted and not having been rescinded, modified or superseded; and

       (ii)  the [Memorandum and Articles of Association] of the Company.

4.     The persons:-

       (i)   specified as being present at the Meeting; and

       (ii) attesting to the affixing of the Common Seal of the Company to the Charge and the Guarantee,

       were at the date thereof all Directors of the Company.

5. The entry into and performance by the Company of the Charge and the Guarantee, the creation by the Company of the security expressed to be created by the Charge, and the performance by the Company of the other actions authorised by the Resolutions are within the powers of the Company under its [Memorandum of Association], exercisable by the Directors under its [Articles of Association] and do not require any consent on the part of the Company in General Meeting or of any class of the members thereof and are not precluded by nor will they infringe the provisions of its [Memorandum or Articles of Association] or any trust, deed, mortgage, charge, agreement or other instrument binding upon the Company.

6. The Company has passed no resolution purporting to alter its [Memorandum or Articles of Association] within the 21 days preceding the date of this Certificate.

7. The Charge and the Guarantee have been unconditionally executed and delivered by the Company.

8. No liquidation or dissolution proceedings with respect to the Company have been commenced by any person or are intended or anticipated by the Company and no order or resolution for the winding-up of the Company has, to the best of my knowledge and belief having made all reasonable enquiries, been made, proposed or threatened.

9. No appointment or notice of the appointment of a receiver or judicial manager of the Company or any of its assets or property has been made or given or, to the best of my knowledge and belief having made all reasonable enquiries, proposed or threatened.

10. There has been no material adverse change in the Company's financial condition or operations since 31 March 1995, nor in the consolidated financial condition or operations of the Company and its respective Subsidiaries since that date save as disclosed to the Lenders in writing.

11.    (i)   The information in the Information Memorandum was true, complete and accurate in all material respects at the date thereof.

       (ii) There are no material facts or circumstances which have not been disclosed to the Facility Agent and the Lenders and which could make any of such information, projections or forecasts untrue, incomplete, inaccurate or misleading in any material respect or which, if disclosed, might reasonably be expected to adversely affect the decision of a person considering whether to provide financing to the Company.

12. No information, exhibit or report furnished in writing by the Company to the Facility Agent or any of the Lenders in connection with the negotiation of the Agreement and the other Transaction Documents contained any misstatement of fact as at the date of such exhibit or report or as at the date when such information was given which was material in the context of the Agreement and/or the other Transaction Documents or omitted to state a fact as at such date which in any such case would be materially adverse to the interests of the Facility Agent and/or any of the Lenders under the Agreement and the other Transaction Documents.

13.    No notice has been received by the Company under Section 21 8(2)(a) or
       Section 308(1) of the Malaysian Companies Act 1965.

14.    Below is a complete list of the Directors of the Company:-






15.    The Secretary of the Company is [_].

16. Below are the identified signatures of the persons who were given power to attest to the affixing of the Common Seal of the Company to the Charge and the Guarantee and to sign all notices and communications required or permitted to be given by or on behalf of the Company under or for the purposes of the Charge and the Guarantee:-

       Name                      Position Held                   Signature


        _                        Director


        _                        Director


17.    The Common Seal of the Company has been duly:-

       (i)   adopted by a resolution of the Board of Directors of the Company;
             and

       (ii)  affixed to the Charge and the Guarantee.

18.    Below is an impression of the Common Seal of the Company:-













Words and expressions used in this Certificate shall bear the same meaning as herein as in the Resolutions.



Dated:








Director

                                     SCHEDULE 3


                                       Part 6


                                     CERTIFICATE
                                (to be given by FMSB)


                                [Letterhead of FMSB]




To:    [The Facility Agent and Lenders                     Date:
       parties to the Agreement referred to below.]



I refer to the Revolving Credit Agreement dated [s] between Flextronics international USA, Inc., Flextronics Singapore Pte Ltd and yourselves (the "Agreement ). l am a Director of Flextronics (M) Sdn Bhd (the "Company") and HEREBY CERTIFY and WARRANT as follows:-

1.     I am duly authorised to give this Certificate.

2. The Company is carrying on business as authorised under its [Memorandum and Articles of Association].

3. Attached to this Certificate are true, complete, correct and up-to-date copies of:-

       (i) the minutes of a meeting (the "Meeting") of the Board of Directors of the Company duly convened and held on [] at which a quorum was present and voting throughout, the resolutions (the "Resolutions") set out in the minutes having been duly adopted and not having been rescinded, modified or superseded; and

       (ii)  the [Memorandum and Articles of Association] of the Company.

4.     The persons:-

       (i)   specified as being present at the Meeting; and

       (ii) attesting to the affixing of the Common Seal of the Company to the Charge and the Guarantee,

       were at the date thereof all Directors of the Company.

5. The entry into and performance by the Company of the Charge and the Guarantee, the creation by the Company of the security expressed to be created by the Charge, and the performance by the Company of the other actions authorised by the Resolutions are within the powers of the Company under its [Memorandum of Association], exercisable by the Directors under its [Articles of Association] and do not require any consent on the part of the Company in General Meeting or of any class of the members thereof and are not precluded by nor will they infringe the provisions of its [Memorandum or Articles of Association] or any trust, deed, mortgage, charge, agreement or other instrument binding upon the Company.

6. The Company has passed no resolution purporting to alter its [Memorandum or Articles of Association] within the 21 days preceding the date of this Certificate.

7. The Charge and the Guarantee have been unconditionally executed and delivered by the Company.

8. No liquidation or dissolution proceedings with respect to the Company have been commenced by any person or are intended or anticipated by the Company and no order or resolution for the winding-up of the Company has, to the best of my knowledge and belief having made all reasonable enquiries, been made, proposed or threatened.

9. No appointment or notice of the appointment of a receiver or judicial manager of the Company or any of its assets or property has been made or given or, to the best of my knowledge and belief having made all reasonable enquiries, proposed or threatened.

10. There has been no material adverse change in the Company's financial condition or operations since 31 March 1995, nor in the consolidated financial condition or operations of the Company and its respective Subsidiaries since that date save as disclosed to the Lenders in writing.

11.    (i) The information in the Information Memorandum was true, complete and accurate in all material respects at the date thereof.

       (ii) There are no material facts or circumstances which have not been disclosed to the Facility Agent and the Lenders and which could make any of such information, projections or forecasts untrue, incomplete, inaccurate or misleading in any material respect or which, if disclosed, might reasonably be expected to adversely affect the decision of a person considering whether to provide financing to the Company.

12. No information, exhibit or report furnished in writing by the Company to the Facility Agent or any of the Lenders in connection with the negotiation of the Agreement and the other Transaction Documents contained any misstatement of fact as at the date of such exhibit or report or as at the date when such information was given which was material in the context of the Agreement and/or the other Transaction Documents or omitted to state a fact as at such date which in any such case would be materially adverse to the interests of the Facility Agent and/or any of the Lenders under the Agreement and the other Transaction Documents.

[13.   No notice has been received by the Company under Section 254(2)(a) or
       Section 344(1) of the Companies Act Chapter 50.]

14.    Below is a complete list of the Directors of the Company:-






15.    The Secretary of the Company is [_].

16. Below are the identified signatures of the persons who were given power to attest to the affixing of the Common Seal of the Company to the Charge and the Guarantee and to sign all notices and communications required or permitted to be given by or on behalf of the Company under or for the purposes of the Charge and the Guarantee:-

       Name                      Position Held                   Signature


        _                        Director


        _                        Director


17.    The Common Seal of the Company has been duly:-

       (i) adopted by a resolution of the Board of Directors of the Company;
           and

       (ii) affixed to the Charge and the Guarantee.

18.    Below is an impression of the Common Seal of the Company:-

Words and expressions used in this Certificate shall bear the same meaning as herein as in the Resolutions.



Dated:






Director

                                     SCHEDULE 4


                              NOTICE REQUESTING ADVANCE


To:          The First National Bank of Boston,            Date:
             Singapore Branch

Attention:   [insert name of relevant department
             or title of relevant officer]


Dear Sirs,


             Re:    Revolving Credit Facility Agreement Dated [_] 1996



       We refer to the above Agreement between (1) ourselves and [Flextronics International USA, Inc./ Flextronics Singapore Pte Ltd] as Borrowers (2) The First National Bank of Boston, Singapore Branch as Tranche A Lender (3) the banks and financial institutions referred to therein as Tranche B Lenders and
(4) yourselves as Facility Agent. Terms defined in that Agreement have the same meaning in this notice.

       We give you notice that we request a Tranche A Advance/Tranche B Advance to be made to us under the Agreement as follows:-

       (i)   Amount:      US$[_]

       (ii)  Date:        [_] (or, if that is not a Business Day (the next
                          succeeding Business Day)

       (iii) Term:        [_]

       The proceeds of the Advance are to be made available to us by credit to our account at [_], New York, N.Y. U.S.A.

       No Event of Default has occurred and is continuing or will occur as a result of the making of the above Advance. All representations and warranties in Clause 13 of the Agreement have been complied with and would be correct in all material respects if repeated today by reference to the circumstances now existing. All the undertakings on our part contained in Clauses 14 and 15 of the Agreement have been fully performed and observed by us.

Yours faithfully,



- ----------------------------------------
[Name of authorised signatory:
                    )
for and on behalf of
[Flextronics International USA, Inc./Flextronics Singapore Pte Ltd]

                                     SCHEDULE 5


                                  EXISTING SECURITY




I.     Banking Facilities Granted

SINGAPORE:

                      Bridging        Overdraft       Short Term      Letter of       Guarantee      Total
                       Loan             US$            Advance         Credits           US$          US$
                        US$                             US$             US$
- --------------------------------------------------------------------------------------------------------------
Bank of Boston        20,000,000                                                                    20,000,000

Bank of America                                      15,000,000                                     15,000,000

Citibank                                              5,000,000                                      5,000,000

Maybank                              350,000          1,500,000        1,500,000      1,650,000      5,000,000

Hellar Factoring                                        333,333                                        333,333
- --------------------------------------------------------------------------------------------------------------
Total                 20,000,000     350,000         21,833,333        1,500,000      1,650,000     45,333,333
- --------------------------------------------------------------------------------------------------------------

1.     Banking facilities available up to the amount of US$45 million are secured by:-

       (a)   a negative pledge over the company's fixed and floating assets; and

       (b)   guarantee from holding company and subsidiary companies.

2. The Standby L/C is used as collateral for the extension of credit facilities to Flextronics
       (M) Sdn Bhd.

3.     Term loan of US$333,333 outstanding payable is secured by:-

       (a)   a Corporate Guarantee by Flextronics International Ltd; and

       (b) a debenture taking a first fixed charge over the proposed equipment executed in favour of Heller Factoring (S) Ltd as chargee.

II.    Hire Purchase/Finance Lease

                                                                                                           Amount
Hire Purchase Company                Equivalent under Hire Purchase               Contract Number          Payable
- ---------------------                ------------------------------               ---------------          -------

Flextronic Singapore Pte Ltd:        30018 colder parts screen printer and
Singapore Leasing                    upgrade kit                                     HP 95417              US$72,488

                                     100AV auto vision solder past printer           HP 95472              US$52,483

                                     (A)  Rotary b/h aluminum wire bonder            HP 98384             US$163,328


                                     (B) 30DAVP solder past screen printer
                                     (C) Vitronica SMR8005 150 therm flow
                                     system
                                     Panasonic automatic autoface amount
                                     machine                                         HP 95384              US$140,102
                                     MVIC-K NM 2558DA/MPAG1 NM2547 with
                                     accessories                                     HP94302               US$323,770
                                     CAT 2000 net-system                             HP 95561              US$118,247
                                     Rotary bin aluminum wire bonder                 HP 95584              US$132,523

ST Capital                           Panasonic automatic surface mount machine       HP 00001884US         $247,875

Orix Leasing                         HP come test system                             H/2082/95-8514US      $314,879
                                     HP computer system                              H/2081/95-9513US      $430,930

Flextronics international USA, Inc   SMT equipments:
USL Capital                                                                          124830                US$920,358
                                     Panasonic: MV10
                                                MPA III
                                                Feeders

                                     SMT equipments:                                 124711                US$539,943
                                     Panasonic: MVC11C
                                                Feeders

                                     SMT equipments:                                 124660                US$418,272
                                     Panasort:  MK1CC-11
                                     MK1 Feeders

Bank Boston Leasing Inc.             SMT equipments:                              Rental Sch 1             US$701,966
                                     DEK 265G5 screen printers
                                     Chip placer NM 2565 MK-1-C11

                                     SMT equipments:                              Rental Sch 2             US$793,045
                                     Board Test System
                                     Panasonic MN 2528/MK-1-C-LL
                                     Panasonic M3PAGI & Feeders
                                     DEK screen printer
                                     Convection Reflow Oven

                                     SMT equipments:                              Rental Sch 3             US$646,594
                                     Panasert MPA Il
                                     Sert feeders
                                     2283G test system

EUA Cogenex Corporation              Leasehold improvements                          00228                 US$45,933


Xerox Corporation                    Blueprint 2080                            958573955                   US$7,677

GATX Partnership NP                  2 Track System                            01-0001-00                  US$70,084
                                     Degree Wire Bond                          02-0001-00                  US$38,383
                                                                               03-0001-00                  US$78,547

                                     Wire Bond                                 04-0001-00                  US$18,552

                                     Desicostor cabinet
                                     Probe Arm Assembly
                                     Laser Barcode scanner
                                     436 VLB Computers w/HD
                                     Wet Etch Station
                                     Microscope

                                     Tegel 903e                                06-0001-00                  US$71,657

                                     Etch Vat                                  06-0001-00                  US$89,852
                                     488 VLB Computer w/HD
                                     Penitum File Server
                                     Microscope
                                     Die Attach Machine
                                     Letts Ergolux scope

Comdisco Inc                         Wire Bond                                 SLS127700A                  US$121,747

                                     Substrate Continuity Tester               SL31288-00                  US$190,937

                                     Wire bonder
                                     Plasma System
                                     486 VLB V#3232
                                     486 VLB V#3229
                                     486 VLB V#3231
                                     3COM Etherink V#3166
                                     Ph Meter
                                     Vacuum Pump
                                     Lap Top Computer
                                     Computer Equipment Inv#26154
                                     Computer Equipment Inv#28155
                                     Hydel Eng
                                     Power Supply
                                     Bar Code Readers
                                     Electric Arms
                                     Epoxy Die Bonder/wire bonder
                                     Tagel 903e                                SLS 1288-01                 US$50,748
                                     Varian sputtering sys                     SL31289                     US$386,488
                                     Copier machine



                                     Wet Deck
                                     PC Workstation
                                     Demo SCT-1000 Substrate

                                     High Speed Prober                         SL24816                     US$340,694

Sumitomo Metal Mining                Die&Wire Bonder                           D&W Bonder-00               US$279,665

                                     Inspection Station                        D&W Bonder-01               US$47,602

USL Capital                          Yes-15 Vac Prime Oven                     00124470-001
                                     Tegal 1903e Etcher
                                     Dicing System
                                     Canon Pia-501f-fa Alligner                                            US$352,718

COMIDSCO (A)                         Fab, computer equip                       18-SL23774-00               US$985,542

RCLS BANCBOSTON LSE                  Novelius Concept one CVD sys              06027007-10-002             US$945,870
                                     Varian 3190 Sarila

                                     SCHEDULE 6


                                BORROWING BASE REPORT

                          Dated:
                                 ---------------------------

                          For Period Ended:
                                            ----------------


The First National Bank of Boston
as Facility Agent
150 Beach Road #07-00
Gateway West
Singapore 189720



       The undersigned, [_], the duly elected and qualified [_] of Flextronics International USA, Inc and Flextronics Singapore Pte Ltd (the "Borrowers"), hereby certifies pursuant to [_] of the Revolving Credit Facility Agreement, dated as of [_] (as amended, modified, restated, or supplemented and in effect from time to time, the "Credit Agreement"), among the Borrowers, The First National Bank of Boston, Singapore Branch and the other lending institutions that are or may become parties thereto from time to time (collectively, the "Banks") and The First National Bank of Boston, Singapore Branch as agent (the "Facility Agent") for the Banks, that (a) the information set forth in this Borrowing Base Report was true and correct as of the last day of the period specified herein, (b) this Borrowing Base Report has been prepared in accordance with the applicable provisions of the Credit Agreement relating to the computation of the Borrowing Base and the various components thereof, and (c) as of the date of this Borrowing Base Report, there exists no Event of Default.

       Capitalised items used herein without definition that are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.


                                       Flextronics International USA, Inc




                                       By:
                                       Name:
                                       Title:



                                       Flextronics Singapore Pte Ltd



                                       By:
                                       Name:
                                       Title:

Borrowing Base Calculation

Calculation of Borrowing Base
As of [_] (the "Determination Date")

A.   Eligible Accounts as of the Determination Date:

1.   Aggregate net amount of all accounts of FIL and its Subsidiaries
     (including, but not limited to, FIM, FSPL, FIUI. FMSB)                         US$[_]

2.   Deductions:

     (a)   Accounts which do not arise from the sale or lease of goods or services rendered to the account debtor thereon in the ordinary course of business, or which arise from a sale, lease, or service
           which has not been fully performed by FIL and its Subsidiaries           US$[_]

(b)        Accounts and portions thereof to the extent the same are subject to any right of discount, credit, allowance, recision, set-off, claim, or defense or which are otherwise not valid and
           enforceable against the account debtor thereon                           US$[_]

(c)        Accounts which are not subject to a first priority perfected security interest (or similar lien) in favour of the Facility
           Agent for the benefit of the Banks                                       US$[_]

(d)        Accounts which are not owned by FIL and its Subsidiaries free and clear of all liens, rights, and interests of all other persons
           except for Permitted Liens                                               US$[_]

(e)        Accounts which are unpaid more than ninety (90) days after the
           invoice date therefor                                                    US$[_]

(f)        Accounts arising from consignments by FIL and its Subsidiaries as
           consignee and Cash Against Delivery shipments                            US$[_]

(g)        Accounts payable by (i) the United States government or any department, agency, or other subdivision thereof (except to the extent FIL and its Subsidiaries has complied with the Federal
           Assignment of Claims Act of 1940, as amended), (ii) Affiliates of
           FIL and its Subsidiaries                                                 US$[_]

(h)        Accounts payable by account debtors (i) which are subject to any bankruptcy, insolvency, liquidation, or similar proceedings,
           (ii) which have made assignments for the benefit of their
           creditors, (iii) for which receivers have been appointed, or (iv)
           which have admitted in writing their inability to pay their debts
           or such debts become due                                                 US$[_]

(i)        Other accounts which the Facility Agent reasonably determined are not likely to be paid in full within ninety (90) days after the
           invoice date                                                             US$[]

     Total deductions (sum of A.2.(a)-(i))                                          US$[_]
3.   Total Eligible Accounts                                                        US$[_]
B.   Borrowing Base as of the Determination Date:
1.   Total Revolving Facility                                                       US$[_]
2.   Borrowing Base - Total Eligible Accounts set for in A.3 above times 0.75       US$[_]
3.   Total Outstandings                                                             US$[_]
4.   Unused portion (overadvance) of Borrowing Base
     (Lesser of B.1-B.3 or B.2-B.3)                                                 US$[_]



                                RECEIVABLES SPREAD CONCENTRATION

Company Name:

Aging Date:
- -----------------------------------------------------------------------------------------
                                                    1-30      31-60       61-90      91 +
Customer #       Name         City       Total      days       days       days       days
- -----------------------------------------------------------------------------------------






- -----------------------------------------------------------------------------------------

                                     SCHEDULE 7


                            LITIGATION CURRENT OR PENDING


1.         In the High Court of Malaya at Kuala Lumpur
           Suit No. 01-22-11-96
           Flextronics (Malaysia) Sdn Bhd as Plaintiff and
           Eagle Exima Computer Products Sdn Bhd as Defendants


2.         In the Supreme Court of the State of California
           Case No. H-183966-9
           Eagle Exima Computer Products Sendirian Berhad as Plaintiff Logitech Inc, Logitech Far East Ltd, Robert L Hagerty, Flextronics International, Flextronics (Malaysia) Sendirian Berhad and Does 1-100 as Defendants

                                     SCHEDULE 8


                             LIST OF CURRENT GUARANTEES




Singapore



       Party to the Contract         Subject Matter                                           Amount US$
                                                                                             as 3/31/1996
- --------------------------------------------------------------------------------------------------------
Heller Factoring           Equipment financing for placement Station Siplace 8OS and            698,632
                           Equipment financing for placement Station Siplace 80F
- --------------------------------------------------------------------------------------------------------
S'pore Leasing             Equipment financing for placement Station Siplace 80F                207,789
                           Equipment financing for placement Station Space 80F                  290,143
- --------------------------------------------------------------------------------------------------------
Hong Leong Finance         Equipment financing for Intellisert DD4500                            42,416
                           Equipment financing for Vitronics 3rd Generation                      27,154
- --------------------------------------------------------------------------------------------------------
D&C Leasing                Equipment financing for Dextrex Semi Aque, Deflux System              46,207
                           Equipment financing for Simens SMT Line                              129,621
                           Equipment financing for Simens SMT Line & W/Solder                   305,997
- --------------------------------------------------------------------------------------------------------
Showa Leasing              Equipment financing for ectronics Production Equipment               624,534
                           Equipment financing for digital Pabx System Conveyer Line            124,192
                           Equipment financing for Universal Radial Lead Sequencer M/C          874,081
- --------------------------------------------------------------------------------------------------------
D&C Finance                Equipment financing for Simens Placement Station Siplace 8OS         190,285
                           Equipment financing for Simens SP120 Speed Placer & HS180            279,103
                           HR                                                                   193,112
                           Equipment financing for 1500KA Standby Genset
- --------------------------------------------------------------------------------------------------------
Arab Malaysian             Term loan facility for Flextronics Malaysia Sdn Bhd - Building    1 ,571,428
Merchant Bank              Term loan facility for Flextronics Malaysia Sdn Bhd - Worker
                           appartm                                                              816,327
- --------------------------------------------------------------------------------------------------------
Maybank Malaysia           Corporate guarantee for Maybank granting overdraft facility to
                           Flextro                                                            1,224,490
- --------------------------------------------------------------------------------------------------------
ShenZhen Xinan             Tenancy Agreement between Flextronics Industrial Shanzhen Ltd        180,000
Industrial Engineering     an                                                                   Estimat
- --------------------------------------------------------------------------------------------------------
East Asia Finance -        Equipment financing for one set of Siplace 8OS                        96,055
Hong Kong
- --------------------------------------------------------------------------------------------------------

       IN WITNESS WHEREOF the parties hereto have set their hands the day and year first abovewritten.




The Borrowers



SIGNED by Goh Chan Peng for and on behalf       )
of FLEXTRONICS INTERNATIONAL USA, INC.          )
in the presence of:-                            )       /s/ Goh Chan Peng
                                                )
/s/Witness                                      )
- ---------------------------------------------




SIGNED by Goh Chan Peng for and on behalf       )
of FLEXTRONICS SINGAPORE PTE LTD in the         )
presence of:-                                   )       /s/ Goh Chan Peng
                                                )
/s/ Witness                                     )
- ---------------------------------------------





The Tranche A Lender                                        Tranche A Commitment

SIGNED by Mr. Soh Boon Hock for and on          )
behalf of THE FIRST NATIONAL BANK OF            )
BOSTON, SINGAPORE BRANCH in the                 )
presence of:-                                   )       /s/ Soh Boon Hock                                             US$18,000,000
                                                )
/s/ Witness                                     )
- ---------------------------------------------






The Tranche B Lenders




SIGNED by Mr. Soh Boon Hock for and on          )
behalf of THE FIRST NATIONAL BANK OF            )
BOSTON, SINGAPORE BRANCH in the                 )
presence of:-                                   )       /s/ Soh Boon Hock
                                                )
/s/ Witness                                     )
- ---------------------------------------------




SIGNED by DE NATIONALE                          )        DE NATIONALE INVESTERINGSBANK
INVESTERINGSBANK ASIA LTD by its                )                  ASIA LTD
Attorney Mr. Jan J.C. van Suchtelen van de      )               By its Attorney
Haare and Ernst J.F. Lambers acting under a     )
Power of Attorney dated the 10 day of June      )
1996                                            )
                                                )       /s/ Jan J.C. van Suchtelen van de Haare and Ernst
/s/ Witness                                     )       J.F. Lambers
- ---------------------------------------------





SIGNED by ABN AMRO BANK, N.V.,                  )       ABN AMRO BANK, N.V.,
SINGAPORE BRANCH by its Attorney Mr. Goh        )        SINGAPORE BRANCH
Chong Theng acting under a Power of Attorney    )        By its Attorney
dated the 11 day of October 1995 (a copy of     )
which was deposited in the Registry, Supreme    )
Court, Singapore, on the 22 day of November     )
1995 and registered as No. 8715 of 1995) in the )
presence of:-                                   )       /s/ Goh Chong Theng
                                                )
/s/ Witness                                     )
- ---------------------------------------------






SIGNED by /s/ Mr. Wong Kook Fei and Ms.         )
Ling Wong Hiong Li for and on behalf of         )
BAYERISCHE VEREINSBANK AG,                      )
SINGAPORE BRANCH in the presence of:-           )       /s/ Wong Kook Fei and Ling Wong Hiong Li
                                                )
/s/ Witness                                     )
- ---------------------------------------------







SIGNED by Mr. Won Hin Weng for and on           )
behalf of CITIBANK, N.A. (SINGAPORE             )
BRANCH) in the presence of:-                    )       /s/ Won Hin Weng
                                                )
/s/ Witness                                     )
- ---------------------------------------------






SIGNED by Mr. Ong Cheng Sng for and on          )
behalf of MALAYAN BANKING BERHAD,               )
SINGAPORE BRANCH in the presence of:-           )       /s/ Ong Cheng Sng
                                                )
/s/ Witness                                     )
- ---------------------------------------------





SIGNED by Mr. Koh Bock Swi, Raymond and         )
Mr. Yan Thiam Hwa, Francis for and on behalf    )
of SOCIETE GENERALE, SINGAPORE                  )
BRANCH in the presence of:-                     )       /s/ Koh Bock Swi, Raymond and Yan Thiam Hwa,
                                                )       Francis
/s/ Witness                                     )
- ---------------------------------------------






SIGNED by Mr. Hong Keah Huat for and on         )
behalf of TAT LEE BANK LIMITED in the           )
presence of:-                                   )       /s/ Hong Keah Huat
                                                )
/s/ Witness                                     )
- ---------------------------------------------





The Facility Agent



SIGNED by Mr. Soh Boon Hock for and on          )
behalf of THE FIRST NATIONAL BANK OF            )
BOSTON, SINGAPORE BRANCH in the                 )
presence of:-                                   )       /s/ Soh Boon Hock
                                                )
/s/ Witness                                     )
- ---------------------------------------------




The Security Agent



SIGNED by Mr. Soh Boon Hock for and on          )
behalf of THE FIRST NATIONAL BANK OF            )
BOSTON, SINGAPORE BRANCH in the                 )
presence of:-                                   )       /s/ Soh Boon Hock
                                                )
/s/ Witness                                     )
- ---------------------------------------------


